Exhibit 2.1
Confidential Treatment
EXECUTION VERSION
PURCHASE AGREEMENT
among
CBIZ, INC.,
CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, LLC,
MAHONEY COHEN & COMPANY, CPA, P.C.,
MAHONEY COHEN CONSULTING CORP.,
MAHONEY COHEN FAMILY OFFICE SERVICES LLC
and
THE MEMBERS OF MAHONEY COHEN FAMILY OFFICE SERVICES LLC
November 24, 2008

Confidential Treatment
PURCHASE AGREEMENT
     This Purchase Agreement (this “Agreement”) is made and entered into this 24th day of November, 2008, among CBIZ, Inc., a Delaware corporation (“CBIZ”), CBIZ Accounting, Tax & Advisory of New York, LLC, a Delaware limited liability company (“Buyer”), Mahoney Cohen & Company, CPA, P.C., a New York professional corporation (“Mahoney Cohen”), Mahoney Cohen Consulting Corp., a New York corporation (“MCCC”), Mahoney Cohen Family Office Services LLC, a New York limited liability company (“MC FOS”), and all of the individuals who are members of MC FOS identified on the attached Exhibit A (collectively, the “Owners” and each an “Owner”). Mahoney Cohen, MCCC and MC FOS are sometimes hereinafter individually referred to as a “Subject Company” and collectively as the “Subject Companies.” Mahoney Cohen and MCCC are sometimes hereinafter individually referred to as a “Selling Entity” or collectively as the “Selling Entities.” Each Selling Entity and each Owner are sometimes hereinafter individually referred to as a “Seller” and collectively as the “Sellers.” CBIZ, Buyer, each Subject Company and each Owner are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties.”
R E C I T A L S :
     A. The Subject Companies are collectively engaged in the business of providing accounting, tax, public company, corporate recovery, family office, management advisory and other services to businesses and individuals. All of the collective businesses conducted by the Subject Companies in the twelve months prior to the Closing, except Mahoney Cohen’s Attestation Services (as defined below), are hereinafter referred to as the “Business” or the “Operations.”
     B. Mahoney Cohen is also engaged in the business of providing audits, reviews, compilations and other attestation services relating to the financial statements of companies and individuals (“Mahoney Cohen’s Attestation Services”), and substantially all of the assets of Mahoney Cohen’s Attestation Services are being sold to Mayer Hoffman McCann P.C., a Missouri corporation (“MHM”), pursuant to that certain General Conveyance, Bill of Sale and Assignment and Assumption Agreement, by and among MHM, Mahoney Cohen, and the Owners, substantially in the form of Exhibit E attached hereto (the “MHM Purchase Agreement”).
     C. CBIZ and Buyer are in the business of providing professional business services to its clients, including accounting, tax and advisory services, employee benefits design and administration, human resources, information technology, payroll, specialty insurance, valuation, workers compensation, medical account billing and management services, practice management and consulting services, and related products and services.
     D. The Subject Companies and the Owners desire to sell, and CBIZ and Buyer desire to acquire (i) all of the membership interests of MC FOS and (ii) substantially all of the assets of the Selling Entities upon the terms and subject to the conditions set forth herein (collectively, the “Acquisition”).

Confidential Treatment
     E. The Owners and the respective governing bodies of each of CBIZ, Buyer and the Subject Companies have determined the Acquisition in the manner contemplated herein to be desirable and in the best interests of their respective shareholders or members, as the case may be, and, by resolutions or written actions, have duly approved and adopted this Agreement.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth herein, and upon the terms and subject to the conditions contained herein, agrees as follows:
Article I
RECITALS; PURCHASE AND SALE
     Section 1.1 Recitals. Each of the Parties hereto agree that the recitals set forth above are true and correct and are incorporated into the terms of this Agreement.
     Section 1.2 Purchase and Sale. At the time of Closing (as defined in Section 2.1), effective as of the Effective Date, the following actions shall occur, all of which shall be deemed to have occurred simultaneously and none of which shall be effective unless and until all such actions have occurred:
          (a) Membership Interests of MC FOS. The Owners shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Owners, free and clear of any lien, claim, pledge, charge, security interest, equities or encumbrance of whatever kind or character, all of the membership interests of MC FOS (collectively, the “MC FOS Interests”);
          (b) Assets of the Selling Entities. Each Selling Entity shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from each Selling Entity, free and clear of any lien, claim, pledge, security interest or encumbrance of whatever kind or character, all of the business, assets, properties, goodwill and rights of each Seller relating to the Business of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of any Selling Entity (the “Acquired Assets”), including, without limitation, the following (except to the extent any item of the following is part of the Excluded Assets):
               (i) All equipment, furniture, supplies computer hardware and other tangible personal property of each Selling Entity (the “Personal Property”), including, without limitation, the Personal Property of the Selling Entities listed on Schedule 4.15;
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               (ii) All work in process and items of inventory of each Selling Entity (the “Inventory”), including, without limitation, those of the Selling Entities listed on Schedule 4.20(d);
               (iii) All franchises, licenses, permits, consents authorizations, approvals, and certificates of any regulatory, administrative or other government agency or body of each Selling Entity, in each case to the extent transferable (the “Permits”) including, without limitation, the Permits of the Selling Entities listed on Schedule 4.11;
               (iv) All Proprietary Rights (as defined in Section 4.12(a)) that a Selling Entity owns or has the right to use or to which a Selling Entity is a party whether or not used in the Business, including, without limitation, the Proprietary Rights of the Selling Entities described on Schedule 4.12(a), and all client lists (former, current, and prospective clients) of the Selling Entities, including those attached as Schedule 4.12(b);
               (v) All claims and rights under contracts, agreements, contract rights, leases, license agreements, franchise rights and agreements, policies, purchase and sales orders, engagement letters, executory commitments, instruments, guaranties, indemnifications, arrangements, and understandings of the Selling Entities, whether oral or written, to which a Selling Entity is a party (whether or not legally bound thereby) (the “Contracts”), including, without limitation, the Contracts of the Selling Entities listed on Schedule 4.19;
               (vi) All accounts and notes receivable, investments, deposits and prepaid expenses of the Selling Entities, including, without limitation, those of the Selling Entities listed on Schedule 4.20(a);
               (vii) All causes of action, judgments and claims or demands against others of whatever kind or description;
               (viii) All books of account, records, customer lists, vendor lists, files, papers, records, promotional marketing and advertising materials, catalogs, brochures, forms, plans, manuals and handbooks relating to the conduct of the Business or otherwise relating to the conduct of the Business or otherwise relating to the Acquired Assets or usable in connection with the Operations;
               (ix) All goodwill (excluding any unamortized goodwill reflected on the financial statements of the Selling Entities);
               (x) All of each Selling Entity’s telephone and facsimile numbers, including, without limitation, the telephone and facsimile numbers of the Selling Entities listed on Schedule 4.31; and
               (xi) All cash other than Excess Cash (as that term is defined in Section 1.7).
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Confidential Treatment
     Section 1.3 Excluded Assets.
          (a) Selling Entities. Notwithstanding any other provision of this Agreement to the contrary, the following items shall be excluded from the Acquired Assets (the “Excluded Assets”):
               (i) all corporate minute books, stock records, corporate seals, treasury shares and tax returns and supporting schedules of each Selling Entity (all of which shall be subject to Buyer’s right to inspect and copy);
               (ii) those assets being acquired by MHM pursuant to the MHM Purchase Agreement, which assets relate exclusively to Mahoney Cohen’s Attestation Services, including, without limitation, any goodwill and engagement agreements associated with Mahoney Cohen’s Attestation Services, as well as the exclusive right to market the Sellers’ client list for purposes of seeking attestation engagements;
               (iii) any Excess Cash of the Selling Entities;
               (iv) all shares of capital stock of MCCC; and
               (v) those items of the Selling Entities listed on Schedule 1.3; if any.
          (b) MC FOS. Prior to Closing, MC FOS shall distribute the following items to its Owners (the “MC FOS Excluded Assets”):
               (i) any Excess Cash of MC FOS;
               (ii) those items of MC FOS listed on Schedule 1.3, if any.
     Section 1.4 Assumption of Liabilities. Subject to the provisions of this Agreement, from and after the Effective Date, Buyer shall assume all of the liabilities and obligations of the Selling Entities arising out of those matters listed on Schedule 1.4 hereto, but only to the extent such liabilities and obligations arise or are first required to be performed after the Effective Date (the “Assumed Liabilities”). With the exception of the Assumed Liabilities, Buyer shall not by the execution and performance of this Agreement, or otherwise, assume or otherwise be responsible for any liability or obligation of any nature of any Selling Entity or any Owner, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the Effective Date, including, without limitation, those arising from: (v) any occurrence or circumstance (whether known or unknown) that occurs or exists prior to, at or after the Effective Date and that constitutes, or that by the lapse of time or delivery of notice (or both) would constitute, a breach or default under any lease, contract, instrument or agreement of any Selling Entity (whether written or oral); (w) any claim for negligence or other tortious act, regardless of whether such claim occurs prior to, at or after the Effective Date; (x) any violation of the requirements of any governmental authority or of the rights of any natural person, corporation (including any non-profit corporation), limited liability company, joint venture, general, limited
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or other form of partnership, estate, trust, association, organization, labor union, or other entity or enterprise (each, a “Person”), including, without limitation, requirements relating to the reporting or payment (or both) of federal, state, local or foreign income, property or other taxes; (y) the misclassification of any of the purported independent contractors engaged by any Selling Entity as “employees” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations promulgated thereunder (the “Treasury Regulations”); or (z) any employee benefit plan or any other fringe benefit program maintained by any Selling Entity or to which any Selling Entity contributes or any contributions, benefits or liabilities therefor or any liability for any Selling Entity’s withdrawal or partial withdrawal from, or termination of, any such plan or program.
     Section 1.5 Acquisition Consideration. The aggregate consideration to be paid for the MC FOS Interests and the Acquired Assets (the “Acquisition Consideration”) shall be a combination of cash and CBIZ common stock, par value $0.01 per share (“CBIZ Stock”). Any amounts to be paid by Buyer or CBIZ Stock to be issued by CBIZ to the Sellers under this Agreement shall be allocated among the Sellers as set forth on Schedule 1.5. The payment and determination of the Acquisition Consideration shall be made as follows:
          (a) Closing Date Payment. The amount of $55,400,000, as may be reduced under Section 1.7 hereof (the “Closing Date Payment”), which amount shall be paid as follows: (i) $49,860,000, less $1,500,000 (which amount shall be held by CBIZ in a segregated, interest bearing account) (the “Holdback Amount”), shall be paid in cash via wire transfer of immediately available funds on the Closing Date to an account or accounts designated by the Seller Representative (the “Designated Seller Account”), and (ii) $5,540,000 in shares of CBIZ Stock valued at a price per share equal to the CBIZ Stock Price (as defined below) shall be issued to Sellers as of the Closing Date with the stock certificates representing such shares to be delivered within ten (10) business days after the Closing Date.
          (b) First Anniversary Payment. If the [**] is greater than [**], then the “First Anniversary Payment” shall be an amount equal to the lesser of (i) $15,100,000, or (ii) $15,100,000 multiplied by [**] of which amount (A) ten percent (10%) in shares of CBIZ Stock valued at a price per share equal to the CBIZ Stock Price shall be issued to Sellers (the “FAP Stock Portion”), and (B) the remaining amount, less (I) the amount of the MHM First Anniversary Payment (as defined in the MHM Purchase Agreement) and (II) the amount of the First Year Stay Bonus Pool (as defined in Section 5.3(f) hereof), shall be paid to the Sellers in cash (the “FAP Cash Portion”). If [**] is equal to or less than [**], then no First Anniversary Payment shall be owed to the Sellers. The First Anniversary Payment shall be paid as follows: (x) an amount equal to fifty percent (50%) of Buyer’s good faith estimate of the FAP Cash Portion shall be paid in cash via wire transfer of immediately available funds within thirty (30) days after the first anniversary of the Earnout Commencement Date to the Designated Seller Account; (y) an amount equal to the FAP Cash Portion less the amount paid to Sellers pursuant to clause (x) above shall be paid in cash via wire transfer of immediately available funds within ninety (90) days after the first anniversary of the Earnout Commencement Date to the Designated Seller Account; and (z) the FAP Stock Portion shall be issued to Sellers within ninety (90) days after the first anniversary of the Earnout Commencement Date.
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Confidential Treatment
          (c) Second Anniversary Payment. If [**] is greater than [**], then the “Second Anniversary Payment” shall be an amount equal to (i) the lesser of (A) $30,200,000 or (B) $30,200,000 multiplied by [**] less (ii) the amount of the First Anniversary Payment, of which amount (A) ten percent (10%) in shares of CBIZ Stock valued at a price per share equal to the CBIZ Stock Price shall be issued to Sellers (the “SAP Stock Portion”), and (B) the remaining amount less (I) the amount of the MHM Second Anniversary Payment (as defined in the MHM Purchase Agreement), (II) the amount of the October 2010 Stay Bonus Pool (as defined in Section 5.3(f) hereof) and (III) the amount of the Second Year Stay Bonus Pool (as defined in Section 5.3(f) hereof), shall be paid to the Sellers in cash (the “SAP Cash Portion”). If [**] is equal to or less than [**] then no Second Anniversary Payment shall be owed to the Sellers. The Second Anniversary Payment shall be paid as follows: (x) an amount equal to fifty percent (50%) of Buyer’s good faith estimate of the SAP Cash Portion shall be paid in cash via wire transfer of immediately available funds within thirty (30) days after the second anniversary of the Earnout Commencement Date to the Designated Seller Account; (y) an amount equal to the SAP Cash Portion less the amount paid to Sellers pursuant to clause (x) above shall be paid in cash via wire transfer of immediately available funds within ninety (90) days after the second anniversary of the Earnout Commencement Date to the Designated Seller Account; and (z) the SAP Stock Portion shall be issued to Sellers within ninety (90) days after the second anniversary of the Earnout Commencement Date.
          (d) Third Anniversary Payment. If [**] is greater than [**], then the “Third Anniversary Payment” shall be an amount equal to (i) the lesser of (A) $45,300,000 or (B) $45,300,000 multiplied by [**] less (ii) an amount equal to the sum of (A) the First Anniversary Payment and (B) the Second Anniversary Payment, of which amount (I) ten percent (10%) in shares of CBIZ Stock valued at a price per share equal to the CBIZ Stock Price shall be issued to Sellers (the “TAP Stock Portion”), and (y) the remaining amount less (I) the amount of the MHM Third Anniversary Payment (as defined in the MHM Purchase Agreement) and (II) the amount of the Third Year Stay Bonus Pool (as defined in Section 5.3(f) hereof), shall be paid to the Sellers in cash (the “TAP Cash Portion”). If [**] is equal to or less than [**] then no Third Anniversary Payment shall be owed to the Sellers. The Third Anniversary Payment shall be paid as follows: (x) an amount equal to fifty percent (50%) of Buyer’s good faith estimate of the TAP Cash Portion shall be paid in cash via wire transfer of immediately available funds within thirty (30) days after the third anniversary of the Earnout Commencement Date to the Designated Seller Account; (y) an amount equal to the TAP Cash Portion less the amount paid to Sellers pursuant to clause (x) above shall be paid in cash via wire transfer of immediately available funds within ninety (90) days after the third anniversary of the Earnout Commencement Date to the Designated Seller Account; and (z) the TAP Stock Portion shall be issued to Sellers within ninety (90) days after the third anniversary of the Earnout Commencement Date.
     Section 1.6 Calculation of [**]
          (a) Definitions. For the purposes of this Section 1, the following definitions shall apply:
(i)      [**]
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(A) [**]
(B) [**]
(C) [**]
(D) [**]
(E) [**]
(F) [**]
(G) [**]
(H) [**]
               (ii) “CBIZ Stock Price” shall mean the average closing price of the common stock of CBIZ, as reported by Bloomberg for the five (5) trading days prior to the date on which the transactions contemplated hereby are publicly announced in accordance with the provisions of Section 9.11 hereof, which, for the purposes of this Agreement, shall be equitably adjusted from time to time after its initial determination, for each stock dividend, stock split, stock combination or similar event.
               (iii) “Earnout Commencement Date” shall mean the first day of the first full calendar month commencing after the Effective Date, unless the Effective Date is the first day of a calendar month in which case the Earnout Commencement Date shall be the Effective Date.
               (iv) The “Earnout Period” shall mean the period commencing on the Effective Date and continuing until the third anniversary of the Earnout Commencement Date (the “Earnout Period”).
               (v) “GAAP” shall mean generally accepted accounting principles applied on a consistent basis.
               (vi) “Modified GAAP” shall mean GAAP, as modified by the adjustments set forth on Schedule 1.6(b)(v).

(vii)	[**]

(viii)	[**]

(ix)	[**]

(x)	[**]

(xi)	[**]
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(xii)	[**]

(xiii)	[**]

(xiv)	[**]

(xv)	[**]

(xvi)	[**]

(xvii)	[**]

(xviii)	[**]
               (xix) “Tuck-in merger or acquisition” shall mean any merger with or acquisition of any business in which any portion of the acquisition consideration is obtained from MHM or CBIZ, Buyer or any other Affiliated Company to pay for such business’s assets. For the avoidance of doubt, (A) the employment or engagement of service professionals on an employer/employee basis or an independent contractor basis which does not include the acquisition of a business or business assets, shall not be deemed a “tuck-in merger or acquisition” and (B) any payments (contingent or otherwise) made in compensation for services provided on behalf of MHM or CBIZ, Buyer or any other Affiliated Company after the closing of the transaction shall not be deemed “acquisition consideration.”
          (b) Dispute Resolution. Concurrently with the payment of each of the First Anniversary Payment, the Second Anniversary Payment and the Third Anniversary Payment, Buyer shall give written notice to the Seller Representative, reasonably detailing CBIZ’s determination of the cash that the Sellers are entitled to receive as the First Anniversary Payment, Second Anniversary Payment or Third Anniversary Payment, respectively (each, a “Post-Closing Payment” and collectively, the “Post-Closing Payments”). The Seller Representative, within fifteen (15) business days after its receipt of the notice, shall give written notice (the “Post-Closing Payment Notice”) to Buyer specifying in reasonable detail the Sellers’ objections to Buyer’s determination of the applicable Post-Closing Payment. The Parties shall meet in person and negotiate in good faith during the fifteen (15) business day period (the “Post-Closing Payment Resolution Period”) after the date of Buyer’s receipt of the Post-Closing Payment Notice to resolve the Sellers’ objections. If the Parties are unable to resolve all such disputes within the Post-Closing Payment Resolution Period, then within five (5) business days after the expiration of the Post-Closing Payment Resolution Period, all disputes shall be submitted to an independent accountant selected by an agreement between the Seller Representative, on behalf of all of the Sellers, and by CBIZ, on behalf of itself and Buyer (the “Independent Accountant”) who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within fifteen (15) business days after such engagement. If the Seller Representative and CBIZ are unable to agree upon an independent accountant, the Seller Representative, on behalf of all of the Sellers, and CBIZ, on behalf of itself and Buyer, shall each select an independent certified public accounting firm with experience rendering the kind of
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Confidential Treatment
determinations contemplated by this Section which shall each render calculations, and to the extent the higher calculation is no greater than 5% of the lower calculation, the final amount shall be an average of the two calculations and, to the extent the higher calculation is greater than 5% of the lower calculation and the parties cannot agree as to the amount, the two certified public accounting firms shall appoint a third independent certified public accounting firm whose calculation shall be binding. Each side shall bear its own cost with respect to the hiring of its respective independent certified public accounting firm and the cost of the third certified public accounting firm shall be borne by the party whose initial calculation is furthest, numerically, from the third firm’s calculation. If the parties agree on the Independent Accountant, the fees and expenses shall be borne equally by the Sellers, on the one hand, and CBIZ and Buyer, on the other hand. In all instances, the Independent Accountant’s determination shall be limited to the specific components of the [**] definition herein.
          (c) Tolling for Force Majeure Events.
               (i) If, as a result of an Act of God, fire, natural disaster such as a hurricane, flood or earthquake, an act of terrorism, war, civil disturbance, riot and/or any other similar occurrence beyond the reasonable control of any Party, but not including economic conditions such as a recession or industry-wide downturn (a “Force Majeure Event”) occurring during the Earnout Period, the CBIZ MCC Business Unit is unable to conduct its business operations in substantially the manner as they were conducted immediately prior to the Force Majeure Event for a period in excess of five (5) consecutive business days, then the Seller Representative, on behalf of all Sellers, shall give CBIZ and Buyer written notice as soon as reasonably practical of the alleged Force Majeure Event describing in reasonable detail the nature of the Force Majeure Event and the effects of the Force Majeure Event on its business operations. If the Force Majeure Event results in the CBIZ MCC Business Unit being unable to conduct its business operations in substantially the manner as they were conducted immediately prior to the Force Majeure Event, then the obligations of the Parties set forth in Section 1.5 and this Section 1.6 (e.g., time periods upon which [**] is calculated, due dates for payment of Post-Closing Payments, notice periods for disputing [**] calculations, etc.) shall be tolled (on a “day for a day” basis) for as long as the CBIZ MCC Business Unit is unable to conduct its business operations in substantially the manner as they were conducted immediately prior to the Force Majeure Event.
               (ii) For the purposes of this Section 1.6(c), business operations will be considered “in substantially the manner as they were conducted immediately prior to the Force Majeure Event” if at least 85% of the entire workforce of the CBIZ MCC Business Unit immediately prior to the Force Majeure Event is able to conduct its business or operations in locations from which the CBIZ MCC Business Unit operated prior to the Force Majeure Event or from temporary or replacement locations.
               (iii) Any dispute arising out of or relating to this Section 1.6(c), shall be settled solely and exclusively by binding arbitration in Cleveland, Ohio. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of JAMS/Endispute (“Arbitrator”), with the following exceptions if in conflict: one arbitrator shall
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Confidential Treatment
be chosen by Arbitrator; and each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator. Each party shall bear its own attorneys fees and expenses. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by Arbitrator shall be final and conclusive and judgment on the award may be entered in any court having jurisdiction. All such controversies, claims or disputes shall be settled in this manner in lieu of action at law or equity; provided however, that nothing in this clause shall be construed as precluding the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this Agreement. Arbitrator shall be required to follow applicable law.
          (d) Payment Default. In the event the Parties agree as to the amount of such Post-Closing Payment or a final determination as to the amount of the Post-Closing Payment has been made pursuant to the dispute resolution procedures contemplated under Section 1.6(b), and CBIZ and Buyer fail to pay such Post-Closing Payment, which failure remains uncured for a period of thirty (30) days following delivery of written notice from the Seller Representative (“Payment Default Notice”); then the following provisions shall become operable:
               (i) If CBIZ and Buyer have the ability to pay such Post-Closing Payment either in cash or cash equivalents or by available, uncommitted funds under its then existing credit facilities, taking into account all then-existing obligations of CBIZ and Buyer, then, in lieu of paying any further Post-Closing Payments, CBIZ and Buyer shall pay to the Sellers an amount equal to [**] multiplied by [**] and, for the purposes of this Section 1.6(d)(i) only, the [**] as applicable, will be deemed to be equal to [**] (the “Accelerated Payment”). The Sellers acknowledge that its right to the Accelerated Payment shall be its sole remedy under the circumstances described under this Section 1.6(d)(i) and upon payment no further Post-Closing Payments shall be due. Without limiting the foregoing, the Sellers acknowledge and agree that the covenants set forth in Section 5.2(c) shall survive any failure by CBIZ or Buyer to make any Post-Closing Payment.
               (ii) For as long as Section 1.6(d)(i) is inapplicable, then CBIZ and Buyer shall have 180 days, rather than 30 days, from delivery of the Payment Default Notice to cure the default (the “Extended Cure Period). If the failure remains uncured at the expiration of the Extended Cure Period, then [**] that is due and owing effective as of the date of delivery of the Payment Default Notice [**] until such Post-Closing Payment and [**] is paid in full. The period during which any amount of a Post-Closing Payment [**] thereon remains unpaid shall be referred to herein as a “Payment Default Period.” The Sellers acknowledge that its right to [**] the Post-Closing Payment shall be its sole remedy under the circumstances described under this Section 1.6(d)(ii). Without limiting the foregoing, the Sellers acknowledge and agree that the covenants set forth in Section 5.2(c) shall survive any failure by CBIZ or Buyer to make any Post-Closing Payment; provided, however, if any Owner who is not then in breach of any covenant contained in Section 5.2 hereof voluntarily terminates his or her employment with any Affiliated Company during a Payment Default Period or is terminated other than “for cause” (as defined in Section 5.3(c) hereof) during a Payment Default Period, then with respect to such
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Owner (A) the Restriction Period with respect to the covenant set forth in Subsection 5.2(c)(i)(A) only shall be reduced by the greater of (x) [**] for each Post-Closing Payment that remains unpaid at the time of termination of employment [**] (rounded to the nearest whole integer) that shall be in default at the time of termination of employment, and (B) the date of termination of employment for the purposes of calculating the Restriction Period with respect to the covenant set forth in Subsection 5.2(c)(i)(A) only, shall be deemed to be the date of delivery of the Payment Default Notice. During any Payment Default Period, CBIZ shall not make any dividends or other distributions of cash to its stockholders on account of their ownership of capital stock of CBIZ nor shall CBIZ or Buyer make any cash payments of acquisition consideration incurred in connection with any merger with or acquisition of any business by CBIZ. For the purposes hereof, the “prime” rate shall be as reported on the date of the Payment Default Notice in the Wall Street Journal or, in the event publication of the Wall Street Journal is terminated, in such successor national financial publication as reasonably determined by the Seller Representative.
               (iii) If, at the termination of the Extended Cure Period, CBIZ and Buyer have the ability to pay such Post-Closing Payment either in cash or cash equivalents or by available, uncommitted funds under its then existing credit facilities, taking into account all then-existing obligations of CBIZ and Buyer, then the provisions of Section 1.6(d)(i) shall apply.
          (e) Elimination of Significant Lines of Business.
               (i) In the event CBIZ experiences a Change Of Control during the Earnout Period and, thereafter, CBIZ or Buyer cease to operate any of the Significant Lines of Business as are currently conducted by the Subject Companies (a “Cessation”), then for purposes of calculating [**] for any period in which a Cessation occurs and each period thereafter during the Earnout Period, the CBIZ MCC Business Unit shall receive a Monthly Credit for each full calendar month in such period which follows the month in which the Cessation occurred.
               (ii) For the purposes of this Section 1.6(e), (A) a “Monthly Credit” shall mean the monthly average of the [**] associated solely with the Significant Line(s) of Business to which the Cessation relates during the twelve full calendar months immediately preceding the month in which the Cessation occurred; (B) a “Significant Line of Business” shall mean any of the lines of business described on Schedule 1.6(e); and (C) a “Change Of Control” shall mean any of the following: (I) any liquidation, dissolution or winding up of CBIZ; (II) any sale, lease or other disposition of CBIZ of all or substantially all of its assets; (III) any merger, consolidation, share exchange, reorganization or other similar transaction or series of transactions in which the beneficial owners of CBIZ’s capital stock immediately prior to such event cease to beneficially own a majority of the voting power in the resulting entity immediately after such event; and/or (IV) any purchase or purchases by any Person or Persons of shares of capital stock of CBIZ (either through a negotiated stock purchase or a tender for such shares), the effect of which is that the beneficial owners of CBIZ’s capital stock immediately prior to such event cease to beneficially own a majority of the voting power in the resulting entity immediately after such event.
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Confidential Treatment
          (f) Seller Representative Actions Binding. The actions of the Seller Representative hereunder shall be deemed to be taken on behalf of all of the Sellers and shall be binding on all of the Sellers.
     Section 1.7 Closing Working Capital/Cash Collections.
          (a) Estimated Closing Working Capital. Not less than three (3) business days prior to Closing, the Seller Representative, on behalf of all of the Sellers, shall deliver to CBIZ and Buyer a balance sheet based as of the month end prior to the Effective Date and a good faith reasonable estimate of the Working Capital (as defined below) for the Subject Companies as of the Closing Date (the “Estimated Closing Working Capital”). To the extent that the Estimated Closing Working Capital is less than [**] (the “Target Working Capital”), such deficiency (the “Estimated Closing Working Capital Deficiency”) will be deducted from the cash portion of the Closing Date Payment to be paid to the Sellers. To the extent Estimated Closing Working Capital is in excess of the Target Working Capital, the amount of such excess which consists solely of cash shall be retained by the Selling Entities as an Excluded Asset or MC FOS Excluded Asset, as applicable (the “Excess Cash”), and, for purposes of Section 1.7(c), “Estimated Closing Working Capital” shall be deemed not to include the Excess Cash. The term “Working Capital” shall mean Current Assets minus Current Liabilities. The terms “Current Assets” and “Current Liabilities” shall mean the current assets and current liabilities, respectively, of the Subject Companies, calculated in accordance with Modified GAAP.
          (b) Final Closing Working Capital; Dispute Resolution. As promptly as practicable (but in no event later than fifteen (15) business days after the Closing Date), the Seller Representative, on behalf of all of the Sellers, shall deliver to CBIZ and Buyer a statement (the “Closing Statement”) setting forth the Sellers’ determination of Working Capital as of the close of business on the day prior to the Closing Date (“Closing Working Capital”). CBIZ and Buyer must, within sixty (60) days after their receipt of the Closing Statement, give written notice (the “Notice”) to the Seller Representative, on behalf of all of the Sellers, specifying in reasonable detail their objections, if any, with respect thereto. If CBIZ and Buyer do not timely deliver the Notice, the Sellers’ determination of the Closing Working Capital shall be final, binding and conclusive on the Parties. With respect to any disputed amounts, the Parties shall meet in person and negotiate in good faith during the ten (10) business day period (the “Resolution Period”) after the date of the Seller Representative’s receipt of the Notice to resolve any such disputes. If the Parties are unable to resolve all such disputes within the Resolution Period, then within five (5) business days after the expiration of the Resolution Period, all disputes shall be submitted to an Independent Accountant or Accountants (in the manner described in subsection (f) below as though such Section applied to Working Capital disputes as well) who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within fifteen (15) business days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the Parties, and the fees and expenses of the Independent Accountant shall be borne by the Party that the Independent Accountant determines is the non-prevailing party.
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Confidential Treatment
          (c) Payment of Excess/Deficiency. If the Closing Working Capital is less than the Estimated Closing Working Capital, the Sellers shall pay in cash to Buyer within five (5) business days after the final determination of the Closing Working Capital pursuant to this Section 1.7 the amount of the difference between the Closing Working Capital and the lesser of (i) the Target Working Capital, and (ii) the Estimated Closing Working Capital. If the Closing Working Capital is greater than the Estimated Working Capital, Buyer shall pay to the Sellers an amount equal to the lesser of (x) the amount of the Closing Working Capital which consists solely of cash and (y) the amount of the difference between the Closing Working Capital and the Estimated Closing Working Capital, which amount shall be paid in cash within five (5) business days after the Effective Date.
          (d) Collections Period. During the period commencing on the Effective Date and continuing until the date on which the full Second Anniversary Payment is due (the “Collections Period”), Buyer shall keeps records as to the amount of cash actually received by Buyer on account of accounts receivable, work in progress and other amounts owed to any Subject Company based upon, related to, or arising out of agreements, transactions, acts or omissions occurring at or prior to the Effective Date (“Cash Collections”).
          (e) Excess Cash Collections. To the extent actual Cash Collections exceed the amount of [**] (the “Cash Collections Threshold”), during the Collections Period, CBIZ shall pay to the Sellers such excess (the “Excess Cash Collections”) as provided herein. As promptly as practicable after the end of each calendar month (but in no event later than fifteen (15) business days after such date) during the Collections Period, CBIZ and Buyer shall deliver to the Seller Representative, on behalf of all Sellers, a statement (a “Monthly Collections Statement”) setting forth the Cash Collections as of the close of business on the last day of such calendar month, and pay the Sellers the amounts of Excess Cash Collections then payable. The Seller Representative, on behalf of all Sellers, shall, within fifteen (15) business days after its receipt of the Monthly Collections Statement, give written notice (the “Collections Notice”) to CBIZ and Buyer specifying in reasonable detail its objections, if any, with respect thereto. If the Seller Representative, on behalf of all Sellers, does not timely deliver the Collections Notice, CBIZ’s determination of the Cash Collections as of such date shall be final, binding and conclusive on the Parties. All undisputed amounts owed to the Sellers, if any, shall be paid to the Sellers promptly following delivery of the Collections Notice or the passage of said fifteen (15) business day period. With respect to any disputed amounts, the Parties shall meet in person and negotiate in good faith during the ten (10) business day period (the “Cash Collections Resolution Period”) after the date of CBIZ’s receipt of the Collections Notice to resolve any such disputes. If the Parties are unable to resolve all such disputes within the Cash Collections Resolution Period, then within five (5) business days after the expiration of the Cash Collections Resolution Period, all disputes shall be submitted to an independent accountant selected by an agreement between the Seller Representative, on behalf of all of the Sellers, and by CBIZ, on behalf of itself and Buyer (the “Independent Accountant”) who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within fifteen (15) business days after such engagement. If the Seller Representative and CBIZ are unable to agree upon an independent accountant, the Seller Representative, on behalf of all of the Sellers, and CBIZ, on behalf of itself and Buyer, shall each select an independent certified public accounting firm with
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Confidential Treatment
experience rendering the kind of determinations contemplated by this Section which shall each render calculations, and to the extent the higher calculation is no greater than 5% of the lower calculation, the final amount shall be an average of the two calculations and, to the extent the higher calculation is greater than 5% of the lower calculation and the parties cannot agree as to the amount, the two certified public accounting firm shall appoint a third independent certified public accounting firm whose calculation shall be binding. Each side shall bear its own cost with respect to the hiring of its respective independent certified public accounting firm and the cost of the third certified public accounting firm shall be borne by the party whose initial calculation is furthest, numerically, from the third firm’s calculation. If the parties agree on the Independent Accountant, the fees and expenses shall be borne equally by the Sellers, on the one hand, and CBIZ and Buyer, on the other hand. Payment of any Excess Cash Collections determined by the Independent Accountant to be payable shall be made within fifteen (15) business days after such determination.
          (f) Manner of Payment. Payments of Cash Collections shall be promptly made via wire transfer of immediately available funds to an account or accounts designated by the Seller Representative, on behalf of all Sellers, and shall be allocated among the Sellers as set forth on Schedule 1.7. Buyer and CBIZ, on the one hand, and the Seller Representative, on the other hand, shall cooperate and confer with each other with regard to the status and disposition of uncollected accounts. No settlements or compromises of accounts receivable shall be made without the prior approval of the CBIZ MCC Business Unit President (not to be unreasonably withheld, delayed or conditioned) and no collections proceedings shall be instituted in respect of unpaid accounts without the prior approval of the CBIZ MCC Business Unit President (not to be unreasonably withheld, delayed or conditioned).
          (g) Allocation of A/R Collections. In the event cash is received by CBIZ or Buyer from a person or entity who is an obligor with respect to receivables or work in progress relating to work performed prior to the Effective Date and with respect to receivables or work in progress relating to work performed after the Effective Date, and it is not readily apparent from the remittance (by amount of the receivable, invoice number or otherwise) to which receivable or work in progress the proceeds are to be applied, then, for purposes of calculating Cash Collections, the following shall apply:
               (i) For the first [**] days of the Collections Period, such cash shall first be applied to work performed prior to the Effective Date and then to work performed after the Effective Date;
               (ii) Thereafter or prior thereto in the case an obligor refuses to pay the entire amount of an invoice and fails to specify whether that failure to pay the entire invoice results from work performed prior to or after the Effective Date, then such cash shall be split pro rata based on the pre-Effective Date balance and the post-Effective Date balance. For example, if an obligor has a WIP balance of [**] as of the Effective Date, another [**] of work is performed for the obligor after the Effective Date, and Buyer collects [**] from the obligor, then [**] would be applied to the calculation of the Cash Collections.
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Confidential Treatment
          (h) Offset. In the event that Buyer has not received the amount of the Cash Collections Threshold in Cash Collections by the expiration of the Collections Period, CBIZ and Buyer shall have the right to offset against the amount that CBIZ and Buyer may owe to the Sellers for the Second Anniversary Payment pursuant to this Agreement, an amount equal to:
               (i) the amount of the Cash Collections Threshold,
               (ii) less, the total Cash Collections actually received by Buyer as of the expiration of the Collections Period,
               (iii) if the Seller Representative can demonstrate, as of the expiration of the Collections Period, that the actual Current Assets (other than accounts receivable and work in process) on the Closing Date were greater than the Current Assets (other than accounts receivable and work in process) used in the calculation of Closing Work Capital, then less the amount of such excess,
               (iv) if Buyer can demonstrate, as of the expiration of the Collections Period, that the actual Current Assets (other than accounts receivable and work in process) on the Closing Date were less than the Current Assets (other than accounts receivable and work in process) used in the calculation of Closing Working Capital, then plus the amount of such deficiency,
               (v) if the Seller Representative can demonstrate, as of the expiration of the Collections Period, that the actual Current Liabilities on the Closing Date were less than the Current Liabilities used in the calculation of Closing Working Capital, then less the amount of such deficiency,
               (vi) if Buyer can demonstrate, as of the expiration of the Collections Period, that the actual Current Liabilities on the Closing Date were greater than the Current Liabilities used in the calculation of Closing Working Capital, then plus the amount of such excess.
          (i) Assignment of Outstanding Receivables. In the event that Buyer has received the amount of the Cash Collections Threshold in Cash Collections by the expiration of the Collections Period, Buyer shall assign any outstanding receivables to the Sellers; provided, however, Buyer reserves the right to, in lieu of assigning one or more outstanding receivables, pay the Sellers the full outstanding amount of such receivables (exclusive of interest, late charges, costs of collection incurred to the date of assignment or similar charges).
          (j) Seller Representative Actions Binding. The actions of the Seller Representative hereunder shall be deemed to be taken on behalf of all of the Sellers and shall be binding on all of the Sellers.
     Section 1.8 Allocation of Acquisition Consideration. The Sellers and Buyer shall, with respect to the transactions provided for in this Article I, prepare as soon as reasonably practical, and timely file Internal Revenue Service Form 8594 (the “Asset Acquisition Statement
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Confidential Treatment
Under Section 1060”), and any required exhibits thereto and shall allocate thereon the purchase price paid to the Selling Entities for the Acquired Assets, in the amounts that are specified on Schedule 1.8.
     Section 1.9 Non-Assignment of Certain Acquired Assets. The Sellers, jointly and severally, represent and warrant to CBIZ and Buyer that Schedule 4.6 lists and describes all Acquired Assets, which includes all Contracts and Permits, that are non-assignable or the assignment of which pursuant hereto requires the consent of any other party. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any of the Acquired Assets shall require the consent of any other party and Buyer shall elect to waive the requirement that such consent be obtained, or in the event that any of such Acquired Assets shall be non-assignable, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each case, the Sellers shall use their best efforts to obtain the consent of such other party to an assignment to Buyer. If such consent is not obtained, the Sellers shall take such actions as Buyer deems necessary, desirable or appropriate such that Buyer will receive the benefits of such Acquired Assets including, without limitation, enforcement, for the account and benefit of CBIZ, of any and all rights of the Selling Entities against any other Person with respect to such Acquired Assets.
     Section 1.10 Seller Representative. The Sellers hereby appoint Mark D. Garten (the “Seller Representative”) to act on behalf of the Sellers with respect to all matters relating to this Agreement, including in negotiating, compromising or agreeing to [**] Closing Working Capital and Cash Collections amounts, in considering and certifying the amount of any indemnification hereunder, in communicating with Buyer or CBIZ, in considering and acting with respect to any amendment of this Agreement, and generally in performing all acts expressly required or permitted to be performed by the Seller Representative pursuant hereto. If at any time Mr. Garten becomes unable to serve as the Seller Representative, his successor shall be determined by the affirmative vote of a majority of the Owners who remain in the employ of Buyer at such time; provided, however, such successor must be an Owner who remains in the employ of Buyer at such time. Buyer and CBIZ shall have the right to deal exclusively with the Seller Representative with respect to all matters under this Agreement and neither Buyer nor CBIZ shall have any liability to any Seller for any acts or omissions of the Seller Representative, or any acts or omissions taken or not taken by Buyer and/or CBIZ at the direction of the Seller Representative. Upon any distribution of any funds to the Seller Representative (or to one or more Sellers or other Persons upon written instruction of the Seller Representative) in accordance with this Agreement, CBIZ and Buyer shall be deemed to have fully satisfied any and all obligations to the Sellers under this Agreement with respect to the amount of such distribution. The Seller Representative will have no liability to the Sellers with respect to actions taken or omitted to be taken in his capacity as the Seller Representative, except with respect to any liability resulting primarily from the Seller Representative’s gross negligence or willful misconduct.
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Confidential Treatment
Article II
CONSUMMATION OF ACQUISITION
     Section 2.1 General. As used in this Agreement, the “Closing” shall mean the time at which each of the Parties hereto consummates the sale, transfer, assignment and delivery of the MC FOS Interests and the Acquired Assets to Buyer, and the consummation of the other transactions provided for in Article I hereof. The Closing shall take place at the offices of Baker & Hostetler LLP, 3200 National City Center, 1900 East 9th Street, Cleveland, Ohio at 10:00 a.m. on December 30, 2008, or such other time, date and place as Mahoney Cohen and CBIZ shall mutually agree (the “Closing Date”), effective as of 11:59 p.m., New York time, on December 31, 2008 (the “Effective Date”); provided, however, in the event the Closing does not occur on or prior to December 30, 2008 by reason of an issuance of a Request for Additional Information from the U.S. Department of Justice or Federal Trade Commission in connection with the HSR Act filing contemplated herein, then the “Closing Date” shall be the first business day immediately following the date upon which all closing conditions (including those set forth in Section 6.2(b)) are satisfied or waived (provided such date occurs prior to January 31, 2009), in which case the “Effective Date” shall be January 31, 2009.
     Section 2.2 Documents to be Delivered by the Sellers. At the Closing, in addition to any other documents specifically required to be delivered pursuant to the terms of this Agreement, each Seller shall deliver or cause to be delivered to CBIZ and Buyer, in form and substance reasonably satisfactory to CBIZ and Buyer:
          (a) true, correct and complete copies of duly executed written actions of all of the shareholders/members and board of directors/managers of each Subject Company, authorizing and approving the execution and delivery of this Agreement and all other documents and instruments required hereunder to be executed and delivered by each Subject Company and the consummation by the Subject Companies of all transactions and agreements contemplated herein, as certified by the Secretary of such Subject Company;
          (b) certificate of good standing of each Subject Company issued by the Secretary of State of the States of New York, Florida and Texas, as applicable, dated not more than ten (10) days prior to the Closing;
          (c) true, correct and complete copies of the Articles of Incorporation or Certificate of Formation, as the case may be, of each Subject Company, certified by the Secretary of State of New York, and the Bylaws or Operating Agreement, as the case may be, of each Subject Company, certified by the Secretary of such Subject Company;
          (d) a transfer power, duly executed by each Owner conveying, selling, transferring and assigning to Buyer all of the membership interests of MC FOS, free and clear of all security interests, liens, claims, pledges, charges, encumbrances or equities whatsoever;
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Confidential Treatment
          (e) a Bill of Sale, substantially in the form of Exhibit B (the “Bill of Sale”), duly executed by each Selling Entity, conveying, selling, transferring and assigning to Buyer title to all of the Acquired Assets free and clear of all security interests, liens, charges, encumbrances or equities whatsoever;
          (f) an Assignment and Assumption Agreement related to the Contracts, substantially in the form of Exhibit C (the “Assignment and Assumption Agreement”), duly executed by each Selling Entity, together with the written consents of all parties necessary in order to transfer all of the Selling Entities’ rights thereunder to CBIZ;
          (g) a Lock-Up Agreement, substantially in the form of Exhibit D (each such agreement referred to herein individually as the “Lock-Up Agreement”), duly executed by each Seller;
          (h) the MHM Purchase Agreement, duly executed by MHM, Mahoney Cohen and each Owner;
          (i) a Subscription and Affiliation Agreement, substantially in the form of Exhibit F (each such agreement referred to herein individually as the “Subscription Agreement,” and referred to collectively as the “Subscription Agreements”), duly executed by each Owner and delivered to MHM;
          (j) a Stockholder’s Agreement, substantially in the form of Exhibit G (each such agreement referred to herein individually as the “Stockholder’s Agreement,” and referred to collectively as the “Stockholder’s Agreements”), duly executed by each Owner and delivered to MHM;
          (k) a PCAOB Consent, substantially in the form of Exhibit H (each such document referred to herein individually as the “PCAOB Consent,” and referred to collectively as the “PCAOB Consents”), duly executed by each Owner and delivered to MHM;
          (l) a letter of resignation, dated the Effective Date, duly executed by each person serving as an officer, director or manager of MC FOS as of the Effective Date; and
          (m) an amendment for each of the Employee Plans and Benefit Arrangements removing MC FOS as a participating employer and ceasing the accrual of all future benefits thereunder by all employees effective as of the Effective Date;
          (n) evidence of termination for each of the Employee Plans and Benefit Arrangements, including, without limitation, the Mahoney Cohen & Company, CPA, P.C. Defined Contribution Plan and the Mahoney Cohen & Company, CPA, P.C. Profit Sharing Plan, except for the Defined Benefit Plan, effective as of the Effective Date;
          (o) an amendment of the Mahoney Cohen & Company, CPA, P.C. Retirement Plan (the “Defined Benefit Plan”) to cease the accrual of all future benefits thereunder by the employees of all participating employers effective as of the Effective Date; and
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Confidential Treatment
          (p) such other documents and instruments as shall reasonably be required by CBIZ or Buyer to be executed and delivered by any Seller or any Subject Company in order to fully and effectively consummate all of the transactions contemplated herein to be performed by any Seller or any Subject Company.
     Section 2.3 Documents to be Delivered by CBIZ and Buyer. At the Closing (or within the appropriate time periods set forth in Section 1.5 hereof), in addition to any other documents specifically required to be delivered pursuant to this Agreement, CBIZ and Buyer, as the case may be, shall deliver to the Seller Representative:
          (a) the Closing Date Payment;
          (b) the Lock-Up Agreement of each Seller duly executed by CBIZ;
          (c) the Assignment and Assumption Agreement duly executed by Buyer;
          (d) the MHM Purchase Agreement duly executed by MHM;
          (e) the Subscription Agreements for each Owner duly executed by MHM;
          (f) the Stockholder’s Agreements for each Owner duly executed by MHM; and
          (g) such other documents and instruments as shall be reasonably required by the Seller Representative to be executed and delivered by CBIZ or Buyer in order to fully and effectively consummate all of the transactions contemplated herein to be performed by CBIZ or Buyer.
Article III
REPRESENTATIONS AND WARRANTIES
OF CBIZ AND BUYER
     In order to induce the Sellers to enter into this Agreement, Buyer and CBIZ hereby, jointly and severally, represent and warrant to the Sellers that the following statements contained in this Article III are true, correct and complete, as of the Closing Date and as of the Effective Date:
     Section 3.1 Organization and Standing. CBIZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other), to own, lease, use, and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority, to own, lease, use, and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. CBIZ is
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Confidential Treatment
not in default in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws of CBIZ, which default would have a material adverse effect on CBIZ’s or Buyer’s ability to consummate the transactions contemplated by this Agreement. Buyer is not in default in the performance, observation or fulfillment of any provision of its Certificate of Formation or Limited Liability Company Agreement, which default would have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement.
     Section 3.2 Corporate Power and Authority. Each of CBIZ and Buyer has all requisite power and authority (corporate and other) to enter into this Agreement and the agreements to be entered into in connection with this Agreement to which it is a party (the “Buyer Related Agreements”) and to perform its respective obligations under this Agreement and the Buyer Related Agreements. This Agreement, the Buyer Related Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CBIZ and Buyer. This Agreement and the Buyer Related Agreements have been duly executed and delivered by CBIZ and Buyer and constitute the legal, valid and binding obligation of CBIZ and Buyer, enforceable against each of CBIZ and Buyer in accordance with its terms.
     Section 3.3 Conflicts; Consents and Approvals. Neither the execution nor delivery of this Agreement by Buyer or CBIZ nor the consummation of the transactions contemplated by this Agreement will:
          (a) Violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time, or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of CBIZ, the Certificate of Formation or Limited Liability Company Agreement of Buyer, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease, or other instrument or obligation of CBIZ or Buyer that would have a material adverse effect on the ability of CBIZ or Buyer to consummate the transactions contemplated by this Agreement;
          (b) Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to CBIZ or Buyer or its respective properties or assets that would have a material adverse effect on the ability of CBIZ or Buyer to consummate the transactions contemplated by this Agreement; or
          (c) Require CBIZ or Buyer to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority other than actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”).
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Confidential Treatment
     Section 3.4 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Buyer and CBIZ, threatened against Buyer or CBIZ that CBIZ believes is reasonably likely to have a material adverse effect on the ability of Buyer or CBIZ to consummate the transactions contemplated by this Agreement.
     Section 3.5 SEC Documents. CBIZ has delivered to the Seller Representative CBIZ’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, including the financial statements contained therein, and its Current Reports on Form 8-K filed since December 31, 2007 (collectively, the “CBIZ SEC Documents”). The CBIZ SEC Documents were true and complete in all material respects as at their respective dates, did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, there has not been any material adverse change in CBIZ’s business condition (financial or otherwise), results of operations or liabilities not reflected in the CBIZ SEC Documents.
     Section 3.6 Capitalization.
          (a) The authorized capital stock of CBIZ, and the number of shares of CBIZ Stock issued and outstanding as of September 30, 2008, are accurately set forth in the CBIZ SEC Documents. There are no shares of preferred stock of CBIZ authorized.
          (b) All issued and outstanding shares of CBIZ Stock (a) have been duly authorized, validly issued and are fully paid and nonassessable, and (b) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
          (c) When issued in compliance with the provisions of this Agreement and registered in the name of Sellers in the stock records of CBIZ, such CBIZ Stock will be duly authorized, validly issued, fully paid and nonassessable. When issued, such CBIZ Stock shall be free of any encumbrances, other than restrictions on transfer imposed by or pursuant to federal or state securities laws and by the Lock-Up Agreements.
          (d) Other than as set forth in the CBIZ SEC Documents and obligations to issue shares of CBIZ Stock in consideration for the acquisition of businesses by CBIZ or its affiliates, there are no outstanding contractual obligations of CBIZ to repurchase, redeem, otherwise acquire or issue any shares of CBIZ Stock or preferred stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than as set forth in the CBIZ SEC Documents and customary lock-up agreements between CBIZ and certain of its stockholders, CBIZ is not a party to and does not have knowledge of any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the CBIZ Stock.
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Confidential Treatment
     Section 3.7 Sarbanes-Oxley Act. CBIZ is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective as of the date hereof and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.
     Section 3.8 No Registration Requirement. Assuming the representations and warranties set forth in Section 7.4 are accurate in all material respects, no registration under the Securities Act is required for the issuance of the CBIZ Stock by CBIZ to such Sellers as contemplated hereby. The issuance of the CBIZ Stock hereunder does not contravene the rules and regulations of any trading market.
     Section 3.9 Adequate Funds and Authorized Stock. Buyer and/or CBIZ has adequate cash reserves, borrowing availability under its existing credit facilities and/or standard and customary senior lender commitments sufficient in the aggregate to pay the cash portion of the Closing Date Payment and has no reason to believe that it will not have such adequate funds available to satisfy is obligations to pay the FAP Cash Portion, SAP Cash Portion, and TAP Cash Portion. CBIZ has a sufficient number of duly authorized but unissued shares of CBIZ Stock to issue the maximum number of such shares contemplated by Article I of this Agreement.
     Section 3.10 Brokerage and Finder’s Fees. Except as set forth on Schedule 3.10 (which amounts set forth thereon shall be promptly paid by CBIZ or Buyer when due), none of Buyer, CBIZ, or any of their respective directors, officers or employees has incurred, or will incur, any brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.
Article IV
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS AND THE SUBJECT COMPANIES
     In order to induce Buyer and CBIZ to enter into this Agreement, each Seller and MC FOS hereby, jointly and severally, represent and warrant to Buyer and CBIZ, that the following statements contained in this Article IV are true, correct, and complete, as of the Closing Date and as of the Effective Date:
     Section 4.1 Organization and Standing.
          (a) Mahoney Cohen is a professional corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use, and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Mahoney Cohen is not qualified to do business in any jurisdiction other than the States of New York, Florida, Texas and as set forth on Schedule 4.1(a) and neither the nature of the business nor other activities conducted by Mahoney
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Confidential Treatment
Cohen nor the properties that Mahoney Cohen owns, leases, or operates requires Mahoney Cohen to qualify to do business as a foreign corporation in any other jurisdiction where the failure to do so would have a Material Adverse Effect (as defined herein) on the Subject Companies, taken as a whole. Mahoney Cohen has not received any written notice or written assertion within the last three (3) years from any governmental official in any jurisdiction to the effect that Mahoney Cohen is required to be qualified or authorized to do business in a jurisdiction other than the states listed above. Mahoney Cohen is not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation, its Bylaws or other organizational documents of Mahoney Cohen (collectively, the “Mahoney Cohen Governing Documents”).
          (b) MCCC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use, and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MCCC is not qualified to do business in any jurisdiction other than the States of New York and neither the nature of the business nor other activities conducted by MCCC nor the properties that MCCC owns, leases, or operates requires MCCC to qualify to do business as a foreign corporation in any other jurisdiction where the failure to do so would have a Material Adverse Effect (as defined herein) on the Subject Companies, taken as a whole. MCCC has not received any written notice or written assertion within the last three (3) years from any governmental official in any jurisdiction to the effect that MCCC is required to be qualified or authorized to do business in a jurisdiction other than the state listed above. MCCC is not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation, its Bylaws or other organizational documents of MCCC (collectively, the “MCCC Governing Documents”).
          (c) MC FOS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use, and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. MC FOS is not qualified to do business in any jurisdiction other than the State of New York and neither the nature of the business nor other activities conducted by MC FOS nor the properties that MC FOS owns, leases, or operates requires MC FOS to qualify to do business as a foreign corporation in any other jurisdiction where the failure to do so would have a Material Adverse Effect (as defined herein) on the Subject Companies, taken as a whole. MC FOS has not received any written notice or written assertion within the last three (3) years from any governmental official in any jurisdiction to the effect that MC FOS is required to be qualified or authorized to do business in a jurisdiction other than the states listed above. MC FOS is not in default in the performance, observation or fulfillment of any provision of its Articles of Organization, its Operating Agreement or other organizational documents of MC FOS (collectively, the “MC FOS Governing Documents”).
     Section 4.2 Capitalization and Security Holders.
          (a) Schedule 4.2(a) contains a correct and complete list of the names and addresses of all of the shareholders of Mahoney Cohen and all shares of capital stock of
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Confidential Treatment
Mahoney Cohen (collectively, the “Mahoney Cohen Shares”), all of which are owned beneficially and of record by the Owner indicated. The Mahoney Cohen Shares together constitute all of the issued and outstanding capital stock of Mahoney Cohen. Each outstanding Mahoney Cohen Share has been duly authorized and validly issued, and no Mahoney Cohen Share has been issued in violation of preemptive or similar rights.
          (b) Schedule 4.2(b) contains a correct and complete list of the names and addresses of all of the members of MC FOS and all membership interests in MC FOS (collectively, the “MC FOS Interests”), all of which are owned beneficially and of record by the Owner indicated. The MC FOS Interests together constitute all of the outstanding equity interests in MC FOS. Each outstanding MC FOS Interest has been duly authorized and validly granted, and no MC FOS Interest has been issued in violation of preemptive or similar rights.
          (c) Mahoney Cohen is the sole shareholder of MCCC and all shares of capital stock of MCCC (“MCCC Shares”) are owned beneficially and of record by Mahoney Cohen. The MCCC Shares together constitute all of the issued and outstanding capital stock of MCCC. Each MCCC Share has been duly authorized and validly issued, and no MCCC Share has been issued in violation of preemptive or similar rights.
          (d) Except as set forth on Schedule 4.2(d), there are no outstanding subscriptions, options, puts, calls, purchase rights, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer by any Subject Company or any Seller of any equity or other ownership interests of any Subject Company; nor are there any outstanding any securities which are convertible into or exchangeable for shares of capital stock or equity interests of any Subject Company; and no Subject Company has an obligation of any kind to issue any additional equity or other ownership interests of any Subject Company or to pay for any securities of any Subject Company or any predecessor. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subject Company’s capital stock or equity interests. The issuance and sale of all securities of each Subject Company, including the Mahoney Cohen Shares, the MC FOS Interests and the MCCC Shares (collectively, the “Subject Company Securities”), have been in full compliance with all applicable federal and state securities laws.
     Section 4.3 Subsidiaries. Except as set forth on Schedule 4.3 and other than Mahoney Cohen’s ownership of the MCCC Shares, no Subject Company owns, directly or indirectly, any ownership interest in any Person. No Subject Company is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.
     Section 4.4 Ownership Interests; Authority to Transfer MC FOS Interests. Except as set forth on Schedule 4.4, all of the Subject Companies are owned by the Owners or Mahoney Cohen, as the case may be, free and clear of all liens, security interests, encumbrances, community property interests, conditions, equitable interests, options, rights of first refusal, pledges, charges, claims, voting trusts, and restrictions of any nature whatsoever, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of
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Confidential Treatment
ownership, except restrictions on transfer imposed by or pursuant to federal or state securities laws. There are no agreements or commitments with respect to the disposition of any of the Subject Company Securities or any proxy, voting trust or other agreement relating to the voting of the Seller Securities. Each Owner has the full and unrestricted right, power and capacity to transfer and deliver the MC FOS Interests held by them beneficially or of record and to execute this Agreement and to consummate the transactions contemplated by this Agreement without the consent or approval of any other Person. At Closing, the Owners will transfer, deliver and vest in Buyer good and marketable (legal and beneficial) title to all outstanding membership interest of MC FOS, free and clear of all liens, claims, pledges, charges, security interests, equities and other encumbrances.
     Section 4.5 Power and Authority. Each of the Sellers has all requisite power and authority to enter into and perform this Agreement and the agreements to be entered into in connection with this Agreement to which he, she or it is a party (the “Seller Related Agreements”) and to perform his, her or its obligations under this Agreement and the Seller Related Agreements. This Agreement and the Seller Related Agreements and the transactions contemplated by this Agreement and the Seller Related Agreements have been duly and validly authorized by all necessary corporate or company action on the part of each Subject Company and by all necessary action on the part of each Owner. This Agreement and the Seller Related Agreements have been duly executed and delivered by each Subject Company and each Owner and constitute the legal, valid and binding obligation of each Subject Company and each Owner, enforceable against each Subject Company and each Owner in accordance with its and their terms.
     Section 4.6 Consents and Approvals. Except as set forth on Schedule 4.6, neither the execution and delivery of this Agreement by the Subject Companies or the Owners nor the consummation of the transactions contemplated by this Agreement requires or will require any action or consent or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, other than actions required by the HSR Act.
     Section 4.7 Financial Statements. The Sellers have furnished to CBIZ and Buyer statements of assets and liabilities of the Subject Companies as at December 31, 2005, December 31, 2006 and December 31, 2007, and the related statements of income and expense, and cash flows for the years then ended, and the statement of assets and liabilities of the Subject Companies as at July 31, 2008, and the related statements of income and expense, and cash flows for the seven-month period then ended (collectively, the “Financial Statements”). (The Financial Statements as at and for the period ended July 31, 2008, are sometimes hereinafter referred to separately as the “2008 Statements”). The Financial Statements have been prepared from and are in accordance with the books and records of the Subject Companies, have been prepared by the Subject Companies in conformity with and determined in accordance with Modified GAAP, are true and correct in all material respects and fairly present the financial conditions and results of operations of the Subject Companies as of the dates stated and the results of operations of the Subject Companies for the periods then ended in accordance with such practices, except as otherwise stated therein or herein.
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Confidential Treatment
     Section 4.8 Undisclosed Liabilities.
          (a) No Subject Company has any liability or obligation of any nature (whether matured or unmatured, liquidated or unliquidated, fixed or contingent, or otherwise and whether due or to become due) except:
               (i) Those set forth in the 2008 Statements that have not been paid or discharged since the date thereof;
               (ii) Current liabilities (determined in accordance with Modified GAAP) incurred since July 31, 2008, in transactions in the ordinary course of business consistent with past practices (“Ordinary Course of Business”) that are properly reflected on its books and that are not inconsistent with the other representations, warranties and agreements of the Subject Companies and the Owners set forth in this Agreement and that do not, individually exceed $25,000 or in the aggregate, exceed $50,000; and
               (iii) Those contractual obligations arising after the Effective Date under agreements or other commitments specifically identified in Schedule 4.19.
          (b) Schedule 4.8 lists all liabilities of the Subject Companies that by the terms thereof require payment or performance in an aggregate amount in excess of $50,000 that are not included in the 2008 Statements.
     Section 4.9 Absence of Certain Changes. Except as set forth on Schedule 4.9, since July 31, 2008, there has not been:
          (a) Any material adverse change in the business, operations, assets, properties, client base, prospects, rights, results of operations or condition (financial or otherwise) of the Subject Companies, taken as a whole, or any occurrence, circumstance, or combination thereof that reasonably could be expected to result in any such material adverse change (a “Material Adverse Effect”), including, without limitation, any material adverse change relating to any Subject Company’s relationship with any customer, client, contractor or other vendor;
          (b) Any declaration, setting aside or payment of any distribution (in cash or in kind) by any Subject Company to any other Subject Company or to any Owner, or any direct or indirect redemption, purchase or other acquisition by any Subject Company or any Owner of any of the Subject Company Securities, or any options, rights or agreements to purchase or acquire such Subject Company Securities;
          (c) Any increase in amounts payable by any Subject Company to or for the benefit of, or committed to be paid by such Subject Company to or for the benefit of, any member, manager, shareholder, officer, director or other consultant, agent or employee of such Subject Company whose total annual compensation exceeds $50,000, or any relatives of such Person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, severance, deferred compensation, insurance, or other direct or indirect
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Confidential Treatment
benefit plan, payment or arrangement made to, with or for the benefit of any current or former employee of such Subject Company;
          (d) Any transaction entered into or carried out by any Subject Company other than in the Ordinary Course of Business;
          (e) Any borrowing or agreement to borrow funds by any Subject Company; any incurring by any Subject Company of any other obligation or liability (contingent or otherwise), except liabilities incurred in the Ordinary Course of Business, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other Person by any Subject Company;
          (f) Any material change in any Subject Company’s method of doing business or any change in any Subject Company’s accounting principles or practices or any Subject Company’s method of application of such principles or practices;
          (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of any Subject Company;
          (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of any Subject Company, other than in connection with the transactions contemplated by this Agreement or the MHM Purchase Agreement;
          (i) Any purchase of or any agreement to purchase assets for an amount in excess of $25,000 for any one or more purchases made by any Subject Company or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by any Subject Company exceeding an aggregate amount of $25,000;
          (j) Any loan, advance or capital contribution made by any Subject Company to any Person in excess of $25,000;
          (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Material Contract (as defined in Section 4.19), other than any satisfaction by performance in accordance with the terms thereof in the Ordinary Course of Business;
          (l) Any labor dispute or disturbance adversely affecting the business, operations or condition (financial or otherwise) of any Subject Company, including, without limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown; or
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Confidential Treatment
          (m) any contract or agreement entered into by any Subject Company that is not able to be terminated by such Subject Company on thirty (30) or fewer days’ advance notice without penalty or premium.
     Section 4.10 Taxes.
          (a) Each Subject Company has duly and timely paid in full all taxes, assessments, fees and other governmental charges (hereinafter, “taxes”) required to be paid by it. Except as set forth on Schedule 4.10(a), each Subject Company has duly and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete and were prepared in substantial compliance with all applicable laws and regulations. None of such returns and reports have been amended, and all taxes owed by each Subject Company (whether or not shown or required to be shown on any return or report) have been fully paid. No written claim has been made by authorities in any jurisdiction where a Subject Company does not file tax returns that such Subject Company is or may be subject to taxation by that jurisdiction. Each Subject Company has withheld and paid all taxes, including income tax withholding, FICA, FUTA, unemployment and workers’ compensation payments, required to have been withheld and paid or owing to any employee, independent contractor, creditor, shareholder, member or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.
          (b) Each Subject Company has delivered to CBIZ and Buyer true, correct and complete copies of all federal, state, local, and foreign income tax returns filed with respect to such Subject Company, and examination reports and statements of deficiencies assessed against or agreed to by such Subject Company, for taxable periods ended on or after December 31, 2003. Schedule 4.10(b) sets forth the dates and results of any and all audits conducted by taxing authorities within the last five (5) years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the best knowledge of any Owner or any Subject Company, threatened federal, state, local or foreign tax audit or assessment of any Subject Company and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of any Subject Company.
          (c) None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code Section 280G (or any corresponding provision of state, local or foreign tax law). No Subject Company has ever been a member of any affiliated, consolidated, combined or unitary group for purposes of taxes and no Subject Company has any liability under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. There exists no tax-sharing agreement or arrangement pursuant to which a Subject Company is obligated to pay the tax liability of any other Person, or to indemnify any other Person with respect to any tax.
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Confidential Treatment
          (d) The United States of America, New York (state and city), Florida and Texas are the only states, territories and jurisdictions to which any tax is required to be paid by any Subject Company.
          (e) There are no liens or security interests on any of the Acquired Assets or any of the assets or properties of MC FOS or on any of the Subject Company Securities that arose in connection with any failure (or alleged failure) to pay any taxes.
          (f) No Subject Company has recommended any tax shelters to clients of any Subject Company or participated, directly or as an advisor, in any tax shelters. For the purposes of this Agreement, a “tax shelter” means any listed transaction or reportable transaction as defined in Section 6707A of the Code.
     Section 4.11 Compliance with Law. Each Subject Company has complied in all material respects and is in compliance in all material respects with all laws, statutes, ordinances, orders, rules, regulations, policies, and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality that are applicable or relate to such Subject Company or its business or properties (collectively, the “Applicable Laws”). Each Subject Company has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, covenants, authorizations, approvals and certifications necessary or appropriate for the operation of the Business or the ownership of its properties, other than those the failure to have would not have a Material Adverse Effect on the Subject Companies, taken as a whole. Schedule 4.11 includes a list of all Permits owned by each Subject Company, each of which is currently valid and in full force and effect and will continue to be valid and in full force and effect after the Closing. No Subject Company is in violation of any of the Permits, and there is no pending nor, to the best knowledge of any Owner or any Subject Company, any threatened proceeding that could result in the revocation, cancellation or inability of any Subject Company to renew any Permit. No Subject Company has been charged (for which it has received written notice) with or been given written notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of a Subject Company).
     Section 4.12 Proprietary Rights.
          (a) Schedule 4.12(a) sets forth:
               (i) All patents, patentable materials, letters patent and utility models, including reissues, divisionals, continuations, continuations-in-part, renewals, derivatives, and extensions of any of the foregoing, trade secrets, processes, procedures, systems, proprietary rights, proprietary knowledge, confidential or proprietary information, know-how, show-how, inventions, computer software, technology, trademarks, names, service marks, trade names, internet domain names, URL addresses, electronic mail addresses, copyrights, copyrighted and copyrightable materials (whether or not registered, published or containing a copyright notice, and including, but not limited to, any and all moral rights and similar rights, and derivatives), symbols, logos, client lists, inventions, franchises and permits and all filings, applications for
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Confidential Treatment
registrations, registrations, renewals and reissues of any such registrations with or by any federal, state, local or foreign regulatory, administrative, governmental or quasi-governmental office or authority, any of the foregoing that might be issued upon any such registration, and all licenses, sublicenses or agreements in respect thereof (collectively, the “Proprietary Rights”), that are material to the operation of the Business, including without limitation, such Proprietary Rights that any Subject Company owns or has the right to use or to which any Seller is a party, and
               (ii) all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices.
          (b) Schedule 4.12(b) sets forth a complete and accurate copy of the list of clients of each of the Subject Companies as of October 31, 2008, which list includes any former clients who terminated their client relationships after June 30, 2008, current clients, and which schedule shall be updated by the Seller Representative prior to the Closing to include the foregoing information as of the Effective Date.
          (c) Each Subject Company is the sole and exclusive owner of all right, title and interest in and to all of its respective Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the knowledge of any Owner or any Subject Company, threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices challenging such Subject Company’s right, title or interest in any Proprietary Right.
          (d) Other than those Proprietary Rights listed in Schedules 4.12(a) and (b), no patents, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, technology, trademarks, names, service marks, trade names, internet domain names, URL addresses, electronic mail addresses, copyrights, symbols, logos, client lists, inventions, franchises and permits, license, sublicense, or other such right is necessary for the operation of the Business as the Business is presently conducted. To the knowledge of any Owner or any Subject Company, the Business has not been and is not being conducted in contravention of any trademark, copyright or other proprietary right of any Person.
          (e) None of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by any Subject Company or any Owner, (ii) to the knowledge of any Owner or any Subject Company, none of the Proprietary Rights has been hypothecated, sold, assigned or licensed by any other Person; (iii) infringe upon or violate the rights of any Person; (iv) is subject to challenge, claims of infringement, unfair competition or other claims; or (v) to the knowledge of any Owner or any Subject Company, is being infringed upon or violated by any Person. No Subject Company has given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies that such Subject Company uses, licenses or sells. There is not pending or, to the best knowledge of any Owner or any Subject Company, threatened any claim or litigation against a Subject Company contesting the right of such Subject Company to sell, engage in or employ any product, process, method, or
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Confidential Treatment
operation that is sold, engaged in or employed by a Subject Company. Each Subject Company has taken commercially reasonably steps to protect the Proprietary Rights from infringement by any other Person.
          (f) Except as set forth in Schedule 4.6, each Subject Company has the right to own and use the computer software owned or licensed by such Subject Company (the “Software”) and has the right to transfer all Software used by such Subject Company pursuant to this Agreement. Schedule 4.12(a) lists and briefly describes, and the Subject Companies have provided to CBIZ and Buyer true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the Subject Companies’ rights therein (other than licenses, agreements, documents and materials pertaining to software generally available to the public in retail stores). No Subject Company has licensed or otherwise authorized any other Person to use or make use of all or any part of the Software, nor has any Subject Company granted, assigned or otherwise conveyed any right in or to the Software.
     Section 4.13 Restrictive Documents or Laws. No Subject Company is a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment or decree, or any similar restriction not of general application that adversely affects, or reasonably could be expected to so materially affect (a) the business, operations, assets, properties, prospects, rights, or condition (financial or otherwise) of any Subject Company; or (b) the consummation of the transactions contemplated by this Agreement.
     Section 4.14 Insurance. Each Subject Company has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of each Subject Company in accordance with normal industry practice. Such insurance is and has been provided by insurers unaffiliated with any Subject Company. Set forth in Schedule 4.14 is a true, correct and complete list of all insurance policies and bonds in force in which a Subject Company is named as an insured party, or for which a Subject Company has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. All such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by any Subject Company with respect to any such policy. Each Subject Company will continue all of such insurance in full force and effect through the later of the Effective Date or the Closing Date. All premiums due and payable on such policies have been paid. No Subject Company nor any Owner is a co-insurer under any term of any insurance policy.
     Section 4.15 Title to and Condition of Acquired Assets. All equipment, furniture, supplies, computer hardware and other tangible personal property owned or used by each Subject Company is listed in reasonable detail on Schedule 4.15. Each Subject Company has good, valid and marketable title to all of its respective assets and properties of every kind, nature and description, tangible or intangible, known and unknown, wherever located (including without limitation, all property and assets shown or reflected on the 2008 Statements), except inventory
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Confidential Treatment
sold in the Ordinary Course of Business, and other items of personal property that in the aggregate had a book value not in excess of $50,000 that have been disposed of in the Ordinary Course of Business since July 31, 2008. The Acquired Assets and the assets and properties of MC FOS constitute all of the property now used in and necessary for the conduct of the business of the Subject Companies as presently conducted. All of the Acquired Assets and all of the assets and properties of MC FOS are held free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Except as set forth on Schedule 4.15, no financing statement under the Uniform Commercial Code or similar law naming any Subject Company as debtor has been filed in any jurisdiction, and no Subject Company is a party to or, to the best knowledge of any Owner or any Subject Company, bound under any agreement or legal obligation authorizing any party to file any such financing statement.
     Section 4.16 Brokers, Finders. None of the Owners or Subject Companies or any of Subject Companies’ managers, officers, directors or employees has incurred or will incur, or cause CBIZ or Buyer to incur, any brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.
     Section 4.17 Legal Proceedings, etc. Except as set forth on Schedule 4.17 (the “Pending Litigation”), there are no (and over the last five (5) years there have been no) claims, proceedings, suits, or investigations (collectively, “actions”) pending or, to the knowledge of any Owner or any Subject Company, threatened against or relating to any Subject Company (or any managers, officers, directors or employees or any Subject Company in connection with the business or affairs of such Subject Company), before any federal, state, local or foreign court or governmental body in which the amount in dispute exceeds (or exceeded) $50,000 or that has resulted in or could reasonably be expected to result in liability or loss for a Subject Company of more than $50,000. To the best knowledge of any Owner or any Subject Company, there exist no disputes or conflicts, or circumstances providing a basis for a dispute or conflict, that could reasonably be expected to result in any such action. There are no actions pending or, to the best knowledge of any Owner or any Subject Company, threatened for the purpose of enjoining or preventing this Agreement of any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. No Subject Company is subject to any judgment, order or decree, or any governmental restriction, that could have a Material Adverse Effect on the ability of the Subject Companies taken as a whole to acquire any property or conduct business in any area.
     Section 4.18 ERISA.
          (a) Schedule 4.18(a) identifies each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by any Subject Company or any affiliate (as defined below) and covers any current or former employee, director, member, manager, shareholder, officer, consultant or other representative of any Subject Company or any affiliate or under which any Subject Company or any affiliate has any liability. Copies of such plans (and, if applicable,
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Confidential Treatment
related trust or funding agreements, insurance contracts and all other contracts with respect to which any Subject Company or any affiliate may have any liability) and all amendments thereto have been furnished to CBIZ and Buyer together with the three (3) most recent annual reports (Form 5500 and all related schedules) and actuarial valuation reports, if any, prepared in connection with any such plan, the current summary plan description and any summaries of material modifications thereto, contracts with third party administrators, actuaries, investment managers, consultants or others that relate to any Employee Plan, required financial statements for the most recent plan year for each Employee Plan that is a defined benefit plan, records of Pension Benefit Guaranty Corporation premium payments, and all compliance reports provided by third party administrators, actuaries or others relative to any Employee Plan. No Subject Company or any of their affiliates has a plan or commitment to create any additional Employee Plan or Benefit Arrangement or to modify or change any existing Employee Plan or Benefit Arrangement. Such plans are referred to collectively herein as the “Employee Plans.” For purposes of this Section, “affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”). The only Employee Plans that would constitute an “employee pension benefit plan” as defined in Section 3(2) of ERISA (the “Pension Plans”) are identified as such on Schedule 4.18(a).
          (b) Except as set forth in Schedule 4.18(b), no Employee Plan constitutes a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a “defined benefit plan,” as defined in Section 3(35) of ERISA and subject to Title IV of ERISA, nor does any Subject Company or any affiliate have any obligation to create, maintain, or contribute to any such “multiemployer plan” or “defined benefit plan.” No Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts that any Subject Company is required to have paid as contributions to or benefits under any Employee Plan as of the date of this Agreement and there are no unfunded obligations under any Employee Plan that have not been specifically disclosed on Schedule 4.18(b). There are no unpaid fees, penalties, interest, assessments, premiums, contributions or amounts due from any Subject Company or from any other person with respect to the Employee Plans that are or would reasonably be expected to become a lien on any business asset of a Subject Company. Each Subject Company has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations with respect to the Employee Plans, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due. No condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan, and no Subject Company nor any affiliates has incurred any liability under Title IV of ERISA that has not been satisfied in full. The assets of each Employee Plan that is a defined benefit plan are sufficient such that such Employee Plan may be terminated on a standard termination basis under Title IV of ERISA. There are no circumstances that could result in any defined benefit plan liability that would be a material liability of Buyer following the Effective Date. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make any Subject Company, or any member, manager, shareholder, officer, director or employee of any Subject Company,
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Confidential Treatment
subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.
          (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Subject Company has furnished to Buyer and CBIZ copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, funded and administered in material compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, that are applicable to such Plan.
          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of any Subject Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.
          (e) Schedule 4.18(e) identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, change in control, retention, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by any Subject Company or any affiliate, and (iii) covers any current or former employee, director, member, manager, shareholder, officer, consultant or other representative of any Subject Company or any affiliate. Such contracts, plans and arrangements as are described above, copies or descriptions all of which have been furnished previously to Buyer and CBIZ, are referred to collectively herein as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.
          (f) Except as set forth in Schedule 4.18(f), there is no liability in respect of post-retirement health, life or other benefits for retired employees, directors, members, managers, shareholders, officers, consultants or other representatives of any Subject Company or any affiliate. Each Subject Company has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement in respect of any current or former employee, director, member, manager, shareholder, officer, consultant or other representative of any Subject Company under the terms of any such plan and descriptions thereof given to such individuals. With respect to any of Subject Companies’ Employee Plans that are “group health plans” under Section 4980B of the Code and Section 607(1) of ERISA, there has been timely compliance with all
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Confidential Treatment
requirements imposed thereunder so that any Subject Company and any affiliate have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.
          (g) Except as set forth in Schedule 4.18(g), there has been no amendment to, written interpretation or announcement (whether or not written) by any Subject Company or any affiliate relating to any Employee Plan or Benefit Arrangement that would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended immediately prior to the Effective Date.
          (h) Except as set forth in Schedule 4.23, no Subject Company is a party to or subject to any employment contract or arrangement providing for annual future compensation of more than Fifty Thousand Dollars ($50,000) to any agent, consultant, member, manager, shareholder, officer, director or employee.
          (i) The execution and consummation of the Acquisition do not constitute a triggering event under any Employee Plan or Benefit Arrangement, whether or not legally enforceable, that (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee, shareholder, officer, director or employee of any Subject Company that has not been specifically disclosed on Schedule 4.18(i).
          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.
     Section 4.19 Contracts. Schedule 4.19 lists all contracts, agreements, leases, arrangements and understandings (written or oral) to which a Subject Company is a party (the “Material Contracts”):
          (a) that are material to the condition, operations, assets, prospects, or business of any Subject Company or to the Business;
          (b) that (i) involve remaining payments or commitments in excess of $25,000 annually or $50,000 in the aggregate, or (ii) extend beyond one (1) year, unless cancelable by a Subject Company on sixty (60) or fewer days’ notice without any liability, penalty or premium;
          (c) with any present or former member, manager, shareholder, officer, director or employee of a Subject Company, or any Person related by blood or marriage to any such Person or any Person controlling, controlled by or under common control with any such Person, or with any employee, agent or consultant of a Subject Company not terminable at will;
          (d) that provide for the future purchase by a Subject Company of any materials, equipment, services or supplies and that continue for a period of more than twelve (12) months (including periods covered by any option to renew by either party) or provide for a price
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Confidential Treatment
in excess of current market prices or is in excess of normal operating requirements over its remaining term; or
          (e) that involve any of the following: (i) any borrowings or guaranties, (ii) any contracts containing covenants purporting to limit the freedom of a Subject Company to compete in any line of business in any geographic area or to employ or otherwise engage any Person, (iii) any obligation or commitment that limits the freedom of a Subject Company to sell, lease, license or otherwise distribute any product, client information, or software system or program (including without limitation any agreement, contract, or other arrangement or understanding with any vendor that obligates a Subject Company to distribute, exclusively, products supplied by such vendor or any client information or software system or program), (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to a Subject Company, or (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any Person.
All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect, and enforceable in accordance with their respective terms. No Subject Company, nor, to the best knowledge of any Owner or any Subject Company, any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition that, with the passage of time or giving of notice (or both) would constitute a default of any such contract, agreement, lease, commitment, arrangement or understanding. True, correct and complete copies of all such written (and summaries of all such oral or implied) contracts, agreements, leases, commitments and other arrangements and understandings, and samples of each type of client service contract of each Subject Company r have been delivered to CBIZ.
     Section 4.20 Accounts Receivable.
          (a) All accounts and notes receivable, investments, security deposits and prepaid expenses of the Subject Companies as of October 31, 2008 are listed and described on Schedule 4.20(a). All accounts and notes receivable of each Subject Company as of October 31, 2008 and any accounts and notes receivable arising between such date and the Closing that are outstanding as of the Effective Date represent and will represent services actually performed in the Ordinary Course of Business.
          (b) From October 31, 2008 to the Closing, there have been no accounts receivable of any Subject Company converted to notes receivable or otherwise extended other than minor extensions in the ordinary course of collections.
          (c) None of the accounts or notes receivable are from any related party (defined below) of any Subject Company or any Owner. For purposes of this Section 4.20, a “related party” of any Subject Company or any Owner shall mean any member, manager, shareholder, officer, director, employee, representative, or other agent of any Subject Company or any Owner, any Person related by blood or marriage to any such Person, or any Person, that,
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Confidential Treatment
directly or indirectly, controls, is controlled by, or is under common control with, an Owner, a Subject Company or any such other Person.
          (d) All work in process and other inventory of the Subject Companies as of October 31, 2008 is listed and described on Schedule 4.20(d).
     Section 4.21 No Conflict or Default. Except as set forth in Schedule 4.6, neither the execution and delivery of this Agreement by any Subject Company or any Owner, nor compliance by any Subject Company or any Owner with the terms and provisions of this Agreement, including, without limitation, the consummation of the transactions contemplated by this Agreement, will violate any Applicable Laws or Permits or conflict or will conflict with or result in the breach of any term, condition or provision of the Governing Documents of any Subject Company, or of any Material Contract or Permit to which any Subject Company or any Owner is a party or by which any Subject Company or any Owner, or any of their respective assets or properties are or may be bound or affected, or constitute a default (or an event that, with the giving of notice, the passage of time, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of any Subject Company or any Owner (including the Acquired Assets), or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of any Subject Company or any Owner (including the Acquired Assets), or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, any Subject Company or any securities, properties, assets or businesses of any Subject Company (including the Acquired Assets).
     Section 4.22 Books of Account; Records. The general ledgers, ownership record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of each Subject Company are complete and correct and have been maintained in accordance with good business practices, and, to the extent required by Modified GAAP, the matters contained therein are appropriate and accurately reflected in the 2008 Statements. The records of the Subject Companies correctly reflect and record each issuance and, if applicable, transfer of membership interests or shares of capital stock, as the case may be, of the Subject Companies.
     Section 4.23 Compensation. Schedule 4.23 sets forth, as of October 31, 2008, the names of all members, managers, shareholders, officers, directors and employees of each Subject Company, such person’s total salary, bonus, fringe benefits and perquisites.
     Section 4.24 Labor Relations. Each Subject Company has complied in all respects with all applicable federal, state and local laws, rules, regulations and executive orders relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker’s compensation laws. There is no union organizing campaign actually pending or, to the best knowledge of any
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Confidential Treatment
Owner or any Subject Company, threatened against or involving any Subject Company. No collective bargaining or other labor agreement is currently being negotiated by any Subject Company and no union or collective bargaining unit represents any employees of any Subject Company. No Subject Company has experienced any work stoppage or other material labor difficulty during the past five (5) years.
     Section 4.25 Clients and Vendors. As of the Closing Date,
          (a) No vendor of any Subject Company has indicated in writing that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to any Subject Company, either prior to, or following the consummation of, the Closing, nor does any Owner have knowledge of such an indication.
          (b) Schedule 4.25(b) sets forth a list of clients that have terminated their relationships with any Subject Company since July 31, 2008, or have notified in writing any Subject Company or any Owner since July 31, 2008, that they intend to either (i) terminate their relationships with any Subject Company or (ii) substantially decrease the amount of business they conduct with any Subject Company, nor does any Owner have knowledge of such an intention.
          (c) Except as set forth in Schedule 4.25(c), there are not any clients of any Subject Company that alone or in the aggregate comprise more than one percent (1%) of actual cash receipts as shown in the 2008 Statements and that, to the knowledge of any Owner or any Subject Company, have indicated in writing to the Subject Companies that they are considering or planning to (i) discontinue being clients of CBIZ, Buyer or MC FOS after the Closing, or (ii) substantially decrease the amount of business that they conduct with CBIZ, Buyer or MC FOS or materially alter the terms of such business after the Closing.
          (d) Except as set forth in Schedule 4.25(d), to the knowledge of any Owner or any Subject Company, no Owner, agent or employee of any Subject Company or any Person related to such Person by blood or marriage holds any position or office with or has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business that has transactions with, any Subject Company. No Subject Company nor any Owner has any agreement or understanding with any Owner, employee, contractor, or representative of any Subject Company that would influence any such Person not to become associated with Buyer, MC FOS or CBIZ from and after the Closing or from serving Buyer, MC FOS or CBIZ after the Closing in a capacity similar to the capacity presently held.
     Section 4.26 Outstanding Commitments. To the knowledge of any Owner or any Subject Company, no Subject Company is bound by any commitments for the performance of services or delivery of products in excess of its ability to provide such services or deliver such products during the time available to satisfy such commitments.
     Section 4.27 Acquired Assets. Except as set forth on Schedule 4.27, the Sellers are transferring to Buyer all of the assets, other than the Excluded Assets, that are used in or are
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Confidential Treatment
necessary to conducting the Business as historically operated by the Subject Companies. Other than the Excluded Assets, the Acquired Assets and the assets and properties of MC FOS constitute all of such assets.
     Section 4.28 Independence Issues. None of (i) any Subject Company, (ii) any Owner, (iii) any spouse of any Owner, (iv) any immediate family member of any Owner, (v) any Person owned or controlled by any of the Persons described in clauses (i)-(iv), or (vi) any employee of any of the Persons described in clauses (i)-(v), owns, or any time over the last five (5) years owned, directly or indirectly, any equity or other ownership interest in any Person, the ownership of which impairs or, at any time during the last five (5) years impaired, the independence of Mahoney Cohen with respect to any client of Mahoney Cohen, or has taken any action to otherwise cause an impairment of the independence of Mahoney Cohen with respect to any client of Mahoney Cohen. For the purposes of this Agreement, “independence” shall have the meaning defined by any applicable standard established by the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Department of Labor, other federal law or regulation, state law or regulation, the AICPA, and other applicable professional associations.
     Section 4.29 No Attestation Services. Other than Mahoney Cohen, no other Seller is engaged in the business of providing audits, reviews, compilations or other attestation services relating to the financial statements of companies or individuals.
     Section 4.30 Bank Accounts, Depositories; Powers of Attorney. Set forth in Schedule 4.30 is a true, correct and complete list of the names and locations of all banks or other depositories in which MC FOS has accounts or safe-deposit boxes, and the names of the Persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 4.30, no Person has a power of attorney from MC FOS.
     Section 4.31 Telephone and Facsimile Numbers. All of the Subject Companies’ telephone and facsimile numbers are listed on Schedule 4.31.
     Section 4.32 Full Disclosure. The representations and warranties contained in this Article IV do not contain nor will they contain any untrue statement of a material fact or omit to state any known material fact necessary in order to make the factual statements contained herein, in light of the circumstances under which they were made, not misleading. To the knowledge of any Owner or any Seller, there are no material adverse facts that have not been disclosed to Buyer or CBIZ in writing or on schedules attached hereto relating to the Acquired Assets and operation of the Business. The performance of due diligence shall not limit the indemnification obligations of any party hereunder.
     Section 4.33 Individual Owner Representations. Notwithstanding the preamble to this Article IV, each of the Owners, severally and not jointly, and only with respect to matters relating to him or her, represent and warrant that:
          (a) Subsidiaries; Affiliates. Except as disclosed to CBIZ in a writing delivered to CBIZ by the Owners prior to the date hereof, such Owner does not own, directly or
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Confidential Treatment
indirectly, any equity or other ownership interest in any Person (1) who is engaged in any business of any Affiliated Company or MHM, as described on Schedule 4.33(a), or (2) who is a client of any Subject Company, other than such Owner’s ownership of (i) the Subject Company Securities indicated on Schedule 4.2(a) or 4.2(b), or (ii) five percent (5%) or less of the combined voting power of all issued and outstanding voting securities of any publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.
          (b) Taxes. Such Owner has duly paid all taxes due and owing by him or her, in substantial compliance, with the manner in which the terms of income and loss was reported to him or her on Schedule K-1s and other tax reports issued to Owner by the Subject Companies, and there is no pending or, to the best knowledge of such Owner, threatened federal, state, local or foreign tax audit or administrative or judicial tax proceeding or assessment of such Owner and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of such Owner.
          (c) Compliance with Law; Permits. Such Owner has complied and is in compliance with all Applicable Laws. Such Owner has all Permits necessary or appropriate for the operation of the Business. Such Owner is not in violation of any of the Permits, and there is no pending, nor to the knowledge of such Owner, any threatened proceeding that could result in the revocation, cancellation or inability of such Owner to renew any Permit. Such Owner has not been charged with or been given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of such Owner).
          (d) Legal Proceedings, etc, Except as disclosed to CBIZ in a writing delivered by the Owners prior to the date hereof, there are no (and over the last five (5) years there have been no) claims, proceedings, suits, or investigations (collectively, “actions”) pending or, to the knowledge of such Owner, threatened against or relating to such Owner, before any federal, state, local or foreign court or governmental body in which the amount in dispute exceeds (or exceeded) Five Thousand Dollars ($5,000) or that has resulted nor could reasonably be expected to result in liability or loss for such Owner of more than Five Thousand Dollars ($5,000). Such Owner is not subject to any judgment, order or decree, or any governmental restrictions, that could reasonably be expected to have a Material Adverse Effect on the ability of such Owner to acquire any property or conduct business in any area.
          (e) Independence Issues. Except as disclosed to CBIZ in a writing delivered by the Owners prior to the date hereof, none of (i) any Subject Company, (ii) any Owner, (iii) any spouse of any Owner, (iv) any immediate family member of any Owner, (v) any Person owned or controlled by any of the Persons described in clauses (i)-(iv), or (vi) any employee of any of the Persons described in clauses (i)-(v), owns, directly or indirectly, any equity or other ownership interest in any Person listed on Schedule 4.33 (which Schedule was prepared by Buyer and not any Seller or Owner), the ownership of which impairs the independence of any Affiliated Company or MHM with respect to any client of Mahoney Cohen, any Affiliated Company or MHM.
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Confidential Treatment
          (f) UCC Financing Statements. Except as disclosed to CBIZ in a writing delivered by the Owners prior to the date hereof, no financing statement under the Uniform Commercial Code or similar law naming such Owner as debtor and describing the Seller Securities as collateral has been filed in any jurisdiction, and such Owner is not a party to or, to the best knowledge of such Owner, bound under any agreement or legal obligation authorizing any party to file any such financing statement.
Article V
COVENANTS OF THE PARTIES
     Section 5.1 Mutual Covenants.
          (a) General. Each Party shall use all commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate the Acquisition and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the conditions set forth in this Article V and Article VI of this Agreement for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request to carry out the purposes or intent of this Agreement.
          (b) Governmental Matters. Each Party shall use all reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain in connection with this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that he, she, or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.
          (c) Cooperation. On and after the Closing, each Party will cooperate with the other Parties and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other Parties as necessary to carry out, evidence and confirm the intended purposes of this Agreement. In addition, after the Closing, each Seller, at CBIZ’s or Buyer’s request, shall prepare, execute and deliver, at the Sellers’ expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as Buyer or CBIZ shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Acquired Assets and to all or any part of the MC FOS Interests, or to put Buyer more fully in possession of, any of the Acquired Assets, or to better enable CBIZ or Buyer to complete, perform or discharge any of the Assumed Liabilities.
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Confidential Treatment
          (d) Tax Matters.
               (i) Cooperation on Tax Matters. Except as set forth in Section 5.1(d)(iii), after Closing, the Selling Entities, the Owners, CBIZ and Buyer will coordinate and cooperate fully in the preparation of all necessary tax returns for the Subject Companies; provided, however, the Sellers shall assume all responsibility for, and shall timely perform, the filing and reporting obligations required by Section 6043A of the Code and shall take all necessary or appropriate actions to timely satisfy such obligations. Each Party agrees to timely furnish to the other Parties any records and other information reasonably requested by them in connection therewith. Neither Buyer nor CBIZ has made any representation as to the tax treatment of the Sellers or any agreement with respect to refraining from taking any future action that could adversely affect the tax treatment of the Acquisition or tax consequences to the Sellers in connection therewith or otherwise. Notwithstanding anything in this Agreement to the contrary, the Sellers will remain solely liable for any tax consequences to them as a result of the Acquisition.
               (ii) Tax Periods Ending on or before the Closing Date. The Owners, jointly and severally, shall be responsible for any taxes that have been or may be imposed on, or with respect to, MC FOS with respect to any taxable period that ends on or before the Closing Date (a “Pre-Closing Period”). If the Closing does not terminate MC FOS’s current taxable year with respect to any taxes, then the Owners, jointly and severally, shall be responsible for the portion of the taxes attributable to the portion of such taxable year that ends on the Closing Date. For this purpose, income taxes shall be apportioned between the pre-Closing and post-Closing portions of MC FOS’s current taxable year according to when any subject income was accrued. Any other tax imposed on a periodic basis (such as real property taxes) and any exemptions, allowances, or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a time basis (i.e., the amount of such tax or deduction, as the case may be, for the entire taxable period shall be multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire tax period).
               (iii) Tax Returns. On and after the Closing Date, the Owners shall prepare all tax returns on behalf of MC FOS for all periods ending on or before the Closing Date, including returns required to be filed (taking into account extensions) after the Closing Date; provided, however, the Owners shall not file or cause to be filed any tax return on behalf of MC FOS or discuss, correspond or negotiate with any representative of any taxing authority with respect to any tax liability of MC FOS with respect to any Pre-Closing Period without the prior consultation and written authorization of CBIZ. Not less than ten (10) days prior to filing any tax return with respect to any Pre-Closing Period, the Seller Representative shall submit the proposed form of such tax return to CBIZ for its review and shall cooperate fully with CBIZ in connection with its review of any such tax return. Any such tax return shall be prepared on a basis consistent with that prepared for prior Pre-Closing Periods and in compliance with applicable law. CBIZ and Buyer shall prepare and file all tax returns on behalf of MC FOS for all periods after the Closing Date. For United States federal income tax purposes, the Parties will treat the Acquisition in a manner consistent Rev. Rul. 99-6, 1999-1 C.B. 432.
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Confidential Treatment
               (iv) Tax Reimbursement. With respect to any taxes for which the Owners are responsible pursuant to this Section 5.1(d), upon presentation to the Seller Representative by CBIZ, Buyer or MC FOS of such taxes, or CBIZ, Buyer or MC FOS having made payment of any such taxes, the Owners shall reimburse CBIZ, Buyer or MC FOS for such amounts or, at CBIZ’s option, CBIZ or Buyer may withhold from any payments due to the Sellers from CBIZ or Buyer, any such amounts.
               (v) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any entity-level gains tax triggered by the sale of the MC FOS Interests, transfer tax and any similar tax imposed in other states or subdivisions), shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Buyer and CBIZ will, and will cause their affiliates, to join in the execution of any such tax returns and other documentation.
               (vi) Tax Indemnification for New York City Unincorporated Business Tax. Notwithstanding any other provision of the Agreement to the contrary, the Sellers jointly and severally shall indemnify Buyer and CBIZ and hold them harmless from and against all liability of MC FOS attributable to the New York City Unincorporated Business Tax (or the nonpayment thereof) for all periods ending on or prior to the Effective Date for purposes of New York City Unincorporated Business Tax, together with all interest, penalties and other costs and expenses related thereto (including, but not limited to, reasonable attorneys’ fees); provided, however, the Sellers shall not be required to indemnify Buyer and CBIZ with respect to income of MC FOS after the Effective Date. The indemnification obligations of the Sellers hereunder shall survive until the expiration of the applicable period of assessment, including any extensions, relating to the New York City Unincorporated Business Tax and shall not be subject to the limitations set forth in Section 8.3.
               (vii) Other Tax Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Sellers, jointly and severally, shall indemnify Buyer and CBIZ, and hold them harmless from and against, all liability of MC FOS pertaining to each taxable period ending on or before the Closing Date for federal, state and local income taxes and all interest, penalties and other costs and expenses related thereto (including, but not limited to, reasonable attorneys’ fees). CBIZ and Buyer shall, jointly and severally, indemnify Sellers and hold them harmless from and against taxes for all periods ending after the Closing Date. The indemnification obligations hereunder shall survive the Closing Date until the expiration of any applicable statute of limitations relating to the tax liabilities corresponding to such indemnification and shall not be subject to the limitations set forth in Section 8.3. With respect to any assertion of tax liability, the Parties shall make available to one another all relevant information in their possession that is material to any such assertion, and shall fully cooperate with one another in connection with any claims asserted.
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Confidential Treatment
          (e) The Law Firm. The Parties shall negotiate in good faith with Maurice Kassimir & Associates, P.C., a New York professional corporation (the “Law Firm”) and Maurice Kassimir, individually, the following documents prior to Closing (the “Law Firm Documents”):
               (i) a Sublease, in a form mutually agreed upon by the Parties, the Law Firm and Maurice Kassimir, individually (the “Law Firm Sublease”),
               (ii) an Administrative Services Agreement, in a form mutually agreed upon by the Parties, the Law Firm and Maurice Kassimir, individually (the “Law Firm ASA”), and
               (iii) a Referral Agreement, in a form mutually agreed upon by the Parties, the Law Firm and Maurice Kassimir, individually (the “Referral Agreement”).
          (f) File Retention. After the Closing, each Party shall use all reasonable efforts to comply with the client file retention requirements of any applicable state licensing boards or agencies.
     Section 5.2 Covenants of the Sellers and the Owners. The Sellers and the Owners, severally and not jointly, and only with respect to matters relating to him or her, agree that:
          (a) Disclosures.
               (i) No Subject Company or Owner shall at any time after the date of this Agreement, directly or indirectly, copy, disseminate or use, for his, her or its personal benefit or the benefit of any third party, any Confidential Information (as defined below), regardless of how such Confidential Information may have been acquired, except for the disclosure or use of such Confidential Information as may be (x) required by law or by court or administrative order (but only to the extent so required), (y) reasonably necessary or required in order to conduct the business of CBIZ, Buyer or any Subject Company, or (z) authorized in writing by the Party to which the Confidential Information relates.
               (ii) For purposes of this Agreement, the term “Confidential Information” shall mean all (x) information or knowledge owned by, belonging to, used by, or that is in the possession of Buyer, CBIZ or any other Affiliated Company relating to its own, and (y) all information or knowledge owned by, belonging to, used by, or that is in possession of any Subject Company relating to its own, business, business plans, strategies, pricing, sales methods, clients or Qualified Prospective Clients (as defined below) (including, without limitation, the names, addresses or telephone numbers of such clients or Qualified Prospective Clients), vendors, technology, programs, finances, costs, employees (including, without limitation, the names, addresses or telephone numbers of any employees), employee compensation rates or policies, marketing plans, development plans, computer programs, computer systems, inventions, developments, trade secrets, know-how or confidences, without regard as to whether any of such Confidential Information may be deemed confidential or material to any third party, and each
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Confidential Treatment
Subject Company, Buyer, CBIZ and each Owner hereby stipulate to the confidentiality and materiality of such Confidential Information. Notwithstanding anything to the contrary contained in the preceding sentence, the term “Confidential Information” shall exclude any information that Sellers or the Owners can establish by clear and convincing evidence (A) is publicly known through no wrongful act of any Subject Company or any Owner, (B) becomes known to the Subject Companies or the Owners, through no wrongful act of any Subject Company or any Owner, by disclosure from a third party under no obligation or duty of secrecy with respect to such information (excluding any employee, agent, representative, vendor, customer or other Person with a contractual or business relationship with Buyer or CBIZ), and (C) is developed by such Owner after termination of employment with Buyer or any other Affiliated Company (as defined below) or developed by such Owner before termination of employment with Buyer or any other Affiliated Company on his or her own time and that does not relate to any business that Buyer or CBIZ has at any time engaged in on the Closing Date or at any time during the period of such Owner’s employment with Buyer or any other Affiliated Company or has a bona fide plan of engaging in at the time of the termination of such Owner’s employment.
               (iii) Each Party acknowledges that effective as of the Effective Date all of the Confidential Information is and shall continue to be the exclusive proprietary property of CBIZ, Buyer, MC FOS or any other Affiliated Company, whether or not prepared in whole or in part by any Party and whether or not disclosed to or entrusted to the custody of any Party.
               (iv) The Parties agree that in the event of the termination or cancellation of this Agreement prior to the consummation of the transactions contemplated hereunder, each recipient will return promptly to the disclosing party all memoranda, notes, records, reports, agreements, client lists, manuals, pricing lists, prints and other documents (and all copies thereof) relating to the other Party’s business which he, she or it may then possess or have within his, her or its control, regardless of whether any such documents constitute Confidential Information.
               (v) Each Seller agrees that upon the request of Buyer, CBIZ, MC FOS or any other Affiliated Company following the Closing, such Party will return promptly to Buyer, CBIZ, MC FOS or any such Affiliated Company all memoranda, notes, records, reports, manuals, pricing lists, prints and other documents (and all copies thereof) relating to CBIZ’s, Buyer’s or MC FOS’s business, including the Business, that he, she or it may then possess or have within his, her or its control, regardless of whether any such documents constitute Confidential Information.
               (vi) Each Seller further agrees that from and after the Effective Date, he, she or it shall forward to Buyer all Confidential Information that at any time comes into his, her or its possession or the possession of any other Person with which he, she or it is affiliated in any capacity.
          (b) Notices of Certain Events. Each Seller, on the one hand, and CBIZ and Buyer, on the other hand, shall promptly notify the other of:
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Confidential Treatment
               (i) Any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
               (ii) Any notice or other written communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and
               (iii) Any actions commenced or, to the knowledge of any Party, threatened against, relating to, involving, or otherwise affecting any Party, or any of their property, or any disputes, conflicts or circumstances providing the basis for any dispute or conflict, that, if in existence on the date of this Agreement would have been required to have been disclosed by the Sellers pursuant to Section 4.17 or by CBIZ or Buyer pursuant to Section 3.4 or that relate directly or indirectly to the consummation of the transactions contemplated by this Agreement.
          (c) Noncompetition.
               (i) During the applicable Restriction Period (as defined below), no Seller shall, directly or indirectly (whether individually or as a member or other owner, investor, partner, manager, member, shareholder, director, officer, employee, consultant, creditor, lender or agent of any Person, other than CBIZ, Buyer or any other Affiliated Company (as defined below)):
          (A) Enter into, engage in, promote, assist (financially or otherwise), or consult with any business, enterprise or activity which competes, or would compete, with the Related Company Business [**]
          (B) Solicit (or attempt to solicit) business patronage from or call on, or conduct business with, render services to, or accept any money from, any clients or any Qualified Prospective Client anywhere in the United States, or interfere (or attempt to interfere) with any relationship of any Affiliated Company with any vendor or client;
          (C) Induce (or attempt to induce) or encourage any employee, officer, director, member, manager, partner, shareholder, sales representative, agent, vendor, or independent contractor of any Affiliated Company to terminate its relationship with such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company’s relationships with its employees, officers, directors, members, managers, partners, shareholders, sales representatives, agents, vendors, independent contractors, or others;
          (D) Employ or engage any Person who, at any time within the twelve (12) month period immediately preceding such employment or engagement, was an employee, officer, director, partner, manager, member,
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Confidential Treatment
shareholder, sales representative, agent, vendor, or independent contractor of any Affiliated Company; or
          (E) Take any other action that would impair the value of the Business or the assets of any Affiliated Company, including, without limitation, any action that would tend to disparage or diminish the reputation of any Affiliated Company.
               (ii) For purposes of this Agreement, the following definitions shall apply:
          (A) “Affiliated Company” shall mean CBIZ, Buyer, and all subsidiaries and affiliates of Buyer and CBIZ, and, after the Closing, MC FOS.
          (B) “Qualified Prospective Client” shall mean any Person that is reflected on any Affiliated Company’s customer resource management system and who has been solicited by any Affiliated Company for the provision of services or the sale of products during the twelve month period immediately preceding the earlier of (I) the expiration of the Restriction Period or (II) the date on which such Owner’s employment with any Affiliated Company has been terminated (for any reason or no reason whatsoever). For the purposes of the definition of “Qualified Prospective Client,” offering services or products solely by way of direct mass mailing or broadcast emails or facsimiles or other comparable widespread solicitation shall not constitute “solicitation” by an Affiliated Company.
          (C) “Restriction Period” shall mean:
               (a) for each Selling Entity, the period commencing on the Effective Date and continuing i) until the [**] anniversary of the Effective Date with respect to the covenant set forth in Subsection 5.2(c)(i)(A), and ii) until the [**] anniversary of the Effective Date with respect to the covenants set forth in Subsections 5.2(c)(i)(B)-(E),
               (b) for each Owner, the period commencing on the Effective Date and continuing i) for [**] after the date on which such Owner’s employment with any Affiliated Company is terminated (for any reason or no reason whatsoever) with respect to the covenant set forth in Subsection 5.2(c)(i)(A), in all instances, as adjusted pursuant to Section 1.6 hereof, and ii) for [**] after the date on which such Owner’s employment with any Affiliated Company is terminated (for any reason or no reason whatsoever) with respect to the covenants set forth in Subsections 5.2(c)(i)(B)-(E).
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Confidential Treatment
          (D) “Related Company” shall mean any Affiliated Company and MHM that engages in the Related Company Business at any time during the applicable Restriction Period.
          (E) “Related Company Business” shall mean attest and audit services such as those provided and performed by MHM, tax planning consulting, tax matter dispute representation, complex tax transaction planning, tax return compliance, business planning, estate & retirement planning, succession planning, strategic management consulting, enterprise risk management, internal audit and Sarbanes Oxley consulting services, and specialized advisory services, including business valuation services, litigation support, CFO/controller outsourcing services, human resources outsourcing services, accounting and bookkeeping outsourcing services including labor on attest services performed under the supervision and control of any CPA firm, and corporate recovery & turnaround consulting (as used herein, “Related Company Business” shall include the business acquired from the Subject Companies and the Owners regardless of whether such acquired business is operated at all times or any time during the applicable Restriction Period). Notwithstanding the foregoing, (x) with respect to those Owners who are currently members of Creative Financial Solutions of New York, LLC (“CFS”), such Owners’ ownership in and the activities conducted by CFS shall not be deemed a violation of Section 5.2(c), provided that such activities are of the type described on Schedule 5.2(c)(x), and (y) with respect to those Owners who are currently shareholders of KHD Financial Corp., a Florida corporation (“FHD”), such Owners’ ownership in and the activities conducted by KHD shall not be deemed a violation of Section 5.2(c), provided that such activities are of the type described on Schedule 5.2(c)(y).
               (iii) If any Seller violates the provisions of Section 5.2(c) of this Agreement and, as a result thereof, a customer (“Customer”) of any Affiliated Company ceases to be a Customer of such Affiliated Company, in addition to any other legal or equitable remedy available to such Affiliated Company, under this Agreement or otherwise, such Seller agrees to pay to CBIZ or its designee as liquidated damages and not as a penalty a cash amount equal to the greater of (A) one hundred percent (100%) of the gross revenues, commissions, payments and/or fees earned (whether or not collected as of the end of the period specified in this subsection (A)) by such Seller and/or such Affiliated Company during the twenty-four (24) month period preceding the date such Customer ceases to be a customer of the Affiliated Company, or (B) one hundred percent (100%) of the gross revenues, commissions, payments and fees received (whether or not collected as of the end of the period specified in this subsection (B)) by such Seller (or, in the case of an Owner, any family member of such Owner), or by a Person to which such Seller (or, in the case of an Owner, any family member of such Owner) renders services or that is owned, in whole or in part, by such Seller (or, in the case of an Owner, any family member of such Owner) during the twenty-four (24) month period following the date such Customer ceases to be a customer of the Affiliated Company.
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Confidential Treatment
               (iv) Each Seller acknowledges and agrees that (A) the provisions of this Section 5.2 are fundamental and essential for the protection of Buyer’s and CBIZ’s legitimate business and proprietary interests, and (B) such provisions are reasonable and appropriate in all respects. Each Seller further acknowledges that the provisions of this Section 5.2, and the rights of CBIZ and Buyer hereunder, are critical to CBIZ and Buyer and, but for such provisions, they would not have entered into, or paid the consideration under, this Agreement.
               (v) Notwithstanding the foregoing, nothing contained in this Section 5.2(c) shall be deemed to preclude any Seller from owning less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of any publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.
               (vi) Each Seller acknowledges and agrees that (I) it, he or she has had an opportunity to seek advice of counsel in connection with this Agreement and (I) the covenants contained in this Section 5.2(c) are reasonable in geographical and temporal scope and in all other respects. If any of the covenants contained in this Section 5.2(c), or any part thereof, is held to be unenforceable because of the duration or geographical scope of such provision, the parties agree that the court making such determination shall have the power to reduce the duration or scope of such provision, as the case may be, or delete specific words or phrases, and, in its reduced form, such provision shall then be enforceable and shall be enforced.
               (vii) Each Seller acknowledges and agrees that any portion of Acquisition Consideration allocated to the covenants contained in this Section 5.2(c) pursuant to Section 1.8 does not in any way reflect, nor is in any way intended to reflect, the amount of monetary damages that would adequately compensate Buyer or CBIZ for any violation or attempted violation of any of Sellers’ obligations under Section 5.2(c). Accordingly, each Seller hereby agrees to not assert the foregoing as a defense to any such violation or attempted violation nor assert any of the foregoing as relevant to determining monetary damages for any such violation or attempted violation.
               (viii) Each Seller acknowledges and agrees that the consummation of the transactions contemplated by this Agreement by CBIZ and Buyer under this Agreement shall be valid and adequate consideration for the covenants set forth in this Section 5.2(c). Accordingly, each Seller hereby waives, to the greatest extent permissible by law, inadequacy of consideration as a defense to any violation or attempted violation of any of the Sellers’ obligations under Section 5.2(c).
          (d) Injunctive Relief. Each Seller acknowledges and agrees that Buyer’s and CBIZ’s remedies at law for any violation or attempted violation of any of the Sellers’ obligations under Section 5.2(a) and 5.2(c) would be inadequate, and agree that in the event of any such violation or attempted violation, Buyer and CBIZ shall each be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies that may be available to Buyer or CBIZ from time to time.
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Confidential Treatment
          (e) Conduct of Subject Companies’ Operations. During the period from the date of this Agreement to the Closing, each Subject Company shall, and the Owners shall take all actions as may be necessary to cause each Subject Company, to: conduct its operations only in the Ordinary Course of Business, except as expressly contemplated by this Agreement and the transactions contemplated hereby; use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises, retain the services of its shareholders, directors, officers and key employees, maintain relationships with customers, suppliers, lessees, licensees and other third parties, and maintain all of its operating assets in their current condition (normal wear and tear excepted), for the purpose of maintaining, and avoiding any material impairment of, its goodwill and ongoing business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, no Subject Company shall, except as otherwise expressly contemplated by this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:
               (i) do or effect any of the following actions with respect to the equity interests or other securities of such Subject Company: (A) adjust, split, combine or reclassify its equity securities, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, the Subject Company Securities or any securities or obligations convertible into or exchangeable for the Subject Company Securities, (C) grant any Person any right or option to acquire any capital stock or other equity interests in any Subject Company, (D) issue, deliver or sell or agree to issue, deliver or sell any additional capital stock or other equity interests in any Subject Company or any securities or obligations convertible into or exchangeable or exercisable for any capital stock or other equity interests in any Subject Company, or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of any capital stock or other equity interests in any Subject Company;
               (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets, other than in the Ordinary Course of Business;
               (iii) make or propose any changes in the Governing Documents of any Subject Company;
               (iv) merge or consolidate with any other Person or acquire the assets (other than the acquisition of inventory, supplies and equipment in the Ordinary Course of Business) or capital stock of any other Person, or enter into any confidentiality agreement with any Person in contemplation of any of the foregoing;
               (v) create any subsidiaries of any Subject Company;
               (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any manager, officer, director, consultant or employee or otherwise increase the compensation or benefits provided to any manager, officer, director, consultant or employee,
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Confidential Treatment
except for salary increases granted in the Ordinary Course of Business to employees who are not mangers, officers or directors of a Subject Company, and except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement (provided such contract is disclosed on Schedule 4.19);
               (vii) enter into, adopt or amend any Employee Plans or Benefit Arrangements;
               (viii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice;
               (ix) settle any actions, whether now pending or hereafter made or brought outside the Ordinary Course of Business or involving an amount in excess of [**] without the prior written consent of CBIZ, which will not be unreasonably withheld;
               (x) write up, write down or write off the book value of any assets outside the Ordinary Course of Business or, individually or in the aggregate, in excess of [**] except for depreciation and amortization in accordance with customary accounting practices;
               (xi) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any contract, agreement, lease, commitment, arrangement or understanding set forth on Schedule 4.19, or any other material contract or agreement to which any Subject Company is a party or any confidentiality agreement to which any Subject Company is a party;
               (xii) incur or commit to any capital expenditures, or any obligations or liabilities with respect to capital expenditures, outside the Ordinary Course of Business or which in the aggregate exceed or would exceed [**]
               (xiii) make any material changes or modifications to any pricing policy or investment policy or enter into any new management agreements or leases on terms different from those in effect in the Ordinary Course of Business;
               (xiv) take any action that knowingly or recklessly results in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;
               (xv) enter into or carry out any other material transaction other than in the Ordinary Course of Business or involving amounts in excess of [**] or
               (xvi) agree in writing or otherwise to take any of the foregoing actions.
          (f) Change of Name; Use of Name. Within five (5) days of the Closing Date, each Selling Entity and each Dissolving Entity shall (A) change its company name to one acceptable to Buyer and which is not the same as or similar to its present company name or any other trademark or trade style or name now used by any Subject Company, and (B) have
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Confidential Treatment
delivered to Buyer, in form suitable for filing, such certificates, consents and other documents as are necessary or desirable to effect the transfer of the registration of any name conveyed to Buyer pursuant to this Agreement in the States of New York and Florida and in each other state where such Selling Entity or Dissolving Entity is qualified to do business or has registered any such name under a “trade name” or “fictitious name” statute or similar law or has taken any other action in order to obtain or protect rights in such name. Each Seller shall grant any consents and take any other and future action, all at its own expense, requested by Buyer to enable Buyer to use, reserve or register any such name for the exclusive use of Buyer. After the Closing Date, each Selling Entity and each Dissolving Entity shall discontinue use of the name “Mahoney Cohen,” “MC” and any similar name.
          (g) Maintenance of Errors and Omissions Tail Insurance. The Sellers, at the sole cost and expense of the Sellers, shall maintain and renew its current errors and omissions policy such that such policy shall remain in effect, without interruption, through and until the third (3rd) anniversary of the Effective Date for the benefit of the Subject Companies and Buyer, or, in the alternative, obtain and maintain errors and omissions tail insurance coverage written by an insurance company reasonably acceptable to CBIZ and Buyer and in such amounts and under such terms and conditions reasonably satisfactory to CBIZ and Buyer, but in no event for a term (with available renewals) that ends prior to the third (3rd) anniversary of the Effective Date. True copies of all renewal and replacement policies or evidences of such insurance forms thereof shall be delivered to CBIZ and Buyer at least thirty (30) days before the expiration of such policies. If any renewal or replacement policy is not obtained as required herein, Buyer shall give written notice to the Sellers and upon Sellers’ failure to obtain such insurance within ten (10) business days, Buyer is authorized to obtain the same in the applicable Sellers’ name and at the Sellers’ expense. Buyer and CBIZ shall not by the fact of failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and each Seller hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.
          (h) Employees. Upon the Closing and effective as of the Effective Date, each Subject Company will terminate the employment of its employees at the Sellers’ cost, and Buyer (or one of or more of the Affiliated Companies) intends to offer employment, effective as of 12:01 a.m., New York time, on January 1, 2009, to substantially all such employees on an at-will basis. Buyer’s (or such Affiliated Company’s) employment offered pursuant to this Section 5.2(h) shall be subject to CBIZ’s standard policies and procedures applicable to new hires. In determining retirement vesting levels under CBIZ’s employee plans, severance arrangements, and entitlement for vacation days, those employees of the Subject Companies who accept employment with Buyer or any other Affiliated Company shall receive full credit for their years of service to the Subject Companies. No Seller will take any action that could impede, hinder, interfere, or otherwise compete with Buyer’s (or such Affiliated Company’s) efforts to hire any such employee, and each Seller and each Subject Company shall undertake such efforts as may be reasonably requested by Buyer to facilitate such efforts. In no event shall Buyer (or such Affiliated Company) be considered a successor employer with respect to a Selling Entity. Except to the extent in violation of Applicable Law, each Subject Company shall promptly
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Confidential Treatment
furnish to Buyer all information relating to each employee of any Subject Company as Buyer may reasonably require in connection with its (or such Affiliated Company’s) employment of such persons, including, without limitation, initial employment date, termination dates, reemployment dates, compensation and tax withholding history, which information shall be true and correct in all respects. Immediately prior to the Closing, each Subject Company shall terminate all employees of the Business and the Sellers shall be responsible for making all severance payments to such employees in respect of such terminations to the extent such severance payments are so required. Buyer and CBIZ shall indemnify, defend and hold harmless the Sellers regarding its or their compliance or lack of compliance with the Workers Adjustment and Retraining Notification Act, 29 U.S. Stat. § 2101 et seq. (the “WARN Act”) as it relates to any employment loss up to Closing which relates solely to the transactions contemplated by this Agreement. Except with respect to the WARN Act, Buyer shall not assume or have any obligations or liabilities with respect to such employees or terminations.
          (i) Employee Plans and Benefit Arrangements. The Subject Companies and the Owners shall terminate all Employee Plans and Benefit Arrangements of each Subject Company, with the exception of the Defined Benefit Plan, and shall provide CBIZ and Buyer with evidence of such termination, at or prior to the Closing. The Sellers, jointly and severally, shall be responsible for the payment of (i) all salaries, wages, benefits, bonuses, overtime, sick and personal days, severance pay, pension contributions and all other amounts owing to the Owners and the other current and former shareholders or employees of each Subject Company through the Effective Date, together with all amounts due for payroll, employment, social security and other taxes in respect thereto, (ii) all amount and other benefits payable at any time, whether before, as of or after the Effective Date, pursuant to any Employee Plan or Benefit Arrangement, and (iii) all amounts payable at any time, whether before, as of or after the Effective Date, with respect to the liabilities described on Schedule 4.18(f) and any Defined Benefit Plan liabilities; and each of the Sellers hereby releases Buyer, CBIZ and MC FOS from any liability with respect to any such amounts. After the Closing Date, each Seller shall pay directly to each of the employees and former employees of the Subject Companies that portion of all benefits (including pursuant to the Employee Plans and Benefit Arrangements) that has been accrued on behalf of and is payable to that employee or former employee (or is attributable to expenses properly incurred by that employee or former employee) as of the Effective Date, and none of CBIZ, Buyer, MC FOS or any other Affiliated Company shall assume any liability therefor. None of CBIZ, Buyer, MC FOS or any other Affiliated Company shall be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event that occurs on or prior to the Effective Date, including, without limitation, severance, deferred compensation or any pension obligations. On the Effective Date, the employees of all Subject Companies shall cease to be eligible to participate in and accrue further benefits under the Employee Plans and Benefit Arrangements.
          (j) Defined Benefit Plan. Within 90 days of the Effective Date, the Selling Entities shall commence termination proceedings for the Defined Benefit Plan and shall provide Buyer with regular updates on the status of the termination of such plan. The Selling Entities shall take all steps necessary to terminate the Defined Benefit Plan, including, but not limited to, notifying participants of the cessation of benefit accruals and the termination of the Defined
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Confidential Treatment
Benefit Plan and applying for a determination letter from the Internal Revenue Service to confirm the Defined Benefit Plan’s tax-qualified status upon its termination. The Selling Entities shall be solely responsible for making any contributions to the Defined Benefit Plan as may be necessary to fully fund all benefit liabilities under the Defined Benefit Plan on a standard termination basis in accordance with applicable law and for all other costs related to the termination of the Defined Benefit Plan.
          (k) Forwarding of Funds. After the Closing, if any payment is received by any Seller or any Owner on or with respect to any Purchased Receivables or any payment is received by any Seller or any Owner attributable to periods from and after the Effective Date, such Seller and/or such Owner shall immediately account for and pay over such payment to Buyer. After Closing, if any payment is received by Buyer and/or CBIZ on or with respect to any Excluded Asset Buyer and/or CBIZ shall immediately account for and pay over such payment to Mahoney Cohen.
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Confidential Treatment
          (l) Disclosure Schedules.
               (i) Draft Schedules. The Parties acknowledge that the schedules attached hereto are in draft form (the “Draft Schedules”). For a period of seven (7) business days after the date hereof (the “Schedule Amendment Period”), the Sellers may make amendments, supplements and cross references to the Draft Schedules. CBIZ shall, within five (5) business days after the expiration of the Schedule Amendment Period (the “Schedule Comment Period”), deliver to the Seller Representative CBIZ’s written comments, if any, to any matters disclosed or otherwise set forth in the Draft Schedules (the “Schedule Comments”). Those matters disclosed or otherwise set forth in the Draft Schedules that are not objected to by CBIZ prior to the end of the Schedule Comments Period shall be deemed final and binding on the Parties. With respect to any Schedule Comments to the Draft Schedules, Sellers shall promptly respond to the Schedule Comments by either amending the applicable Draft Schedule or stating its basis for not amending the applicable Draft Schedule to CBIZ’s satisfaction. Each Draft Schedule so amended shall be delivered to CBIZ within three business days of the Schedule Comments and CBIZ shall have an additional Schedule Comment Period to provide any further Schedule Comments. This procedure shall continue until the earlier of such time that the Sellers are unwilling or unable to amend any such Draft Schedule to CBIZ’s reasonable satisfaction or December 19, 2008, at which time CBIZ shall have the right, in its sole discretion, to either (A) terminate this Agreement in accordance with the provisions of Section 6.4(a) or (B) proceed with the Closing without the Schedule Comments being resolved to CBIZ’s satisfaction. In the case of clause (B), the applicable Draft Schedule which does not reflect the Schedule Comments shall be final and binding on the Parties.
               (ii) Effect of Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties set forth in Article IV hereof shall not become final and binding on the Sellers until the expiration of the Schedule Amendment Period; provided, however, those representations and warranties which are qualified by a reference to a Schedule which are subject to the comment procedures detailed in clause (i) above shall not become final and binding on the Sellers until the applicable Draft Schedule becomes final and binding.
               (iii) Supplements to Schedules. From time to time up to the fifth business day prior to the Closing Date, the Sellers and Owners will promptly supplement or amend the Schedules (as amended or supplemented pursuant to clause (i) above) that they have delivered pursuant to this Agreement with respect to (A) inserting an applicable cross reference to another schedule or (B) any matter first existing or occurring after the date hereof that, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in such Schedules or that is necessary to correct any information in such Schedules that has been rendered inaccurate thereby. No supplement or amendment to any Schedule will have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI; provided, however, to the extent a Closing occurs, each of CBIZ and Buyer hereby waive their right to seek a claim of a Seller Misrepresentation or other breach of representation or warranty with respect to the matters set forth or described in such supplement(s) and/or amendment(s) (the “New Matter”). Notwithstanding such waiver, unless the New Matter is
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Confidential Treatment
specifically assumed by CBIZ or Buyer in writing, such New Matter shall not be an Assumed Liability hereunder and their right to seek indemnification with respect to any Damages any CBIZ Indemnified Party may incur as a result of the New Matter shall continue in full force and effect.
     Section 5.3 Covenants of Buyer. Buyer agrees that during the Earnout Period:
          (a) CBIZ MCC Business Unit. The Business shall be accounted for by CBIZ as a distinct “Business Unit” (defined herein as the “CBIZ MCC Business Unit”). The CBIZ MCC Business Unit President for the Earnout Period will be Mark D. Garten unless he resigns, he dies, he becomes incapacitated or he is terminated for cause (as defined below). In the event Mark D. Garten resigns, dies, becomes incapacitated or is terminated for cause or is otherwise unable to serve in such capacity, the remaining Owners, by their majority vote in accordance with Section 1.10 hereof, shall appoint a new CBIZ MCC Business Unit President who shall be an Owner who remains in the employ of Buyer at such time, subject to the approval of CBIZ, not to be unreasonably withheld.
          (b) Conduct of Business Unit. Buyer shall conduct the Business in good faith and shall exercise reasonably prudent business judgment in conducting the Business. The CBIZ MCC Business Unit President shall have the authority to operate the day-to-day affairs of the CBIZ MCC Business Unit in a manner consistent with that of the other business unit presidents of similarly situated Accounting, Tax & Advisory Services business units among the Affiliated Companies (which shall include, without limitation, the hiring of CBIZ MCC Business Unit employees, provided such is in accordance with a Business Unit President and CBIZ agreed upon financial budget and CBIZ’s written policies and procedures as in effect from time to time, assignment and reassignment of professional, office and administrative staff and duties, and implementation of a CBIZ and Business Unit President agreed upon budget); provided that, the CBIZ MCC Business Unit President shall report to Saul V. Reibstein, Eastern Region Head of Accounting, Tax & Advisory Services or such successor as may be appointed by CBIZ from time to time (the “CBIZ Representative”), and shall have such other duties and responsibilities as may from time to time be reasonably prescribed by the CBIZ Representative.
          (c) Termination of Owner’s Employment. No Owner’s employment by Buyer or any other Affiliated Company may be terminated for any reason other than “for cause” without the prior approval of the CBIZ MCC Business Unit President.
          (d) “For Cause” Definition. For the purpose of this Section 5.3, “for cause” shall mean (i) violation of Buyer’s or CBIZ’s written policies and procedures as in effect from time to time, which failure has not been cured within thirty (30) days after notice of such failure is given to such Owner, (ii) fraud, misappropriation of funds, products, services or property, theft, embezzlement or willful conduct on the part of such Owner that is materially injurious to CBIZ, Buyer or any other Affiliated Company, (iii) the conviction of a felony or the commission of an act involving moral turpitude, provided, however, first time “driving under the influence of alcohol” and first time driving while intoxicated charges and convictions not involving death or serious bodily harm shall be so excluded from the definition of “for cause” unless such charge
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Confidential Treatment
and/or conviction results in a disqualification described in clause (v) below, (iv) such Owner’s failure to perform his or her assigned duties with Buyer, which failure has not been cured within thirty (30) days after notice of such failure is given to such Owner, (v) such Owner’s breach of Sections 5.2(a) or 5.2(c) of this Agreement, or (vi) such Owner’s failure to qualify (or having so qualified, being thereafter disqualified) under any suitability or licensing requirement to which such Owner may be subject by reason of his or her position with Buyer. This Section 5.3 is not an employment contract and nothing in this Agreement should be deemed to modify in any way the employee-at-will relationship between Buyer and any Owner.
          (e) Insurance Product Referral Fees. Mahoney Cohen/Coyle Insurance Brokerage LLC, a Massachusetts limited liability company, will be permitted to continue to place insurance products, as currently conducted, in exchange for referral fees payable to Buyer (“Insurance Product Referral Fees”); provided that such services are provided to clients or prospective clients as of the Effective Date or involve renewal business based on prior services, which clients or prospective clients are listed on Schedule 5.3(e) (“Schedule 5.3(e) Clients”), and provided further that, with respect to engagements commencing after the Effective Date, to the extent similar products are offered by any Affiliated Company or by any CBIZ or Buyer preferred insurance carrier (a “Preferred Referral”), such Schedule 5.3(e) Client has declined to be engaged by such Preferred Referral after a good faith referral of such Preferred Referral was made by the CBIZ MCC Business Unit, unless such client continues its business with a provider to which it was referred prior to the Effective Date, in which event, the CBIZ MCC Business Unit shall not be required to attempt to refer such business to a Preferred Referral.
          (f) Management Stay Bonuses. Buyer shall pay retention bonuses to those individuals set forth on Schedule 5.3(f) (the “Eligible Employees”) who remain continuously employed by Buyer during the Earnout Period in the amounts set forth on Schedule 5.3(f) (the “Stay Bonuses”). The payment of the Stay Bonuses shall be made as follows:
               (i) Provided that the FAP Cash Portion as estimated by Buyer pursuant to Section 1.5(b) (but prior to deducting the amount of the First Year Stay Bonus Pool) exceeds [**] then, within thirty (30) days of the first anniversary of the Earnout Commencement Date, Buyer shall pay those Eligible Employees who remain continuously employed by Buyer through the first anniversary of the Earnout Commencement Date, Stay Bonuses in an aggregate amount not to exceed [**] on a pro-rata basis based on the amounts set forth on Schedule 5.3(f) (the “First Year Stay Bonus Pool”); provided, however, any reductions below the [**] threshold shall only be made on account of Eligible Employee departures. In the event the actual FAP Cash Portion (prior to deducting the amount of the First Year Stay Bonus Pool) is less than the amount of the First Year Stay Bonus Pool, then the Sellers shall pay to CBIZ an amount equal to such deficiency.
               (ii) Provided that Buyer is satisfied, as of October 31, 2010, that the SAP Cash Portion (prior to deducting the amount of the October 2010 Stay Bonus Pool) will exceed [**] then, on October 31, 2010, Buyer shall pay those Eligible Employees who remain continuously employed by Buyer through October 31, 2010, Stay Bonuses in an aggregate amount not to exceed [**] on a pro-rata basis based on the amounts set forth on Schedule 5.3(f)
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Confidential Treatment
(the “October 2010 Stay Bonus Pool”); provided, however, any reductions below the [**] threshold shall only be made on account of Eligible Employee departures. In the event the actual SAP Cash Portion (prior to deducting the amount of the October 2010 Stay Bonus Pool) is less than the amount of the October 2010 Stay Bonus Pool, then the Sellers shall pay to CBIZ an amount equal to such deficiency.
               (iii) Provided that the SAP Cash Portion as estimated by Buyer pursuant to Section 1.5(c) (but prior to deducting (x) the amount of the October 2010 Stay Bonus Pool and (y) the amount of the Second Year Stay Bonus Pool) exceeds [**] then, within thirty (30) days of the second anniversary of the Earnout Commencement Date, Buyer shall pay those Eligible Employees who remain continuously employed by Buyer through the second anniversary of the Earnout Commencement Date, Stay Bonuses in an aggregate amount not to exceed [**] on a pro-rata basis based on the amounts set forth on Schedule 5.3(f) (the “Second Year Stay Bonus Pool”); provided, however, any reductions below the [**] threshold shall only be made on account of Eligible Employee departures. In the event the actual SAP Cash Portion (prior to deducting the amount of the Second Year Stay Bonus Pool) is less than the amount of the Second Year Stay Bonus Pool, then the Sellers shall pay to CBIZ an amount equal to such deficiency.
               (iv) Provided that the TAP Cash Portion as estimated by Buyer pursuant to Section 1.5(d) (but prior to deducting the amount of the Third Year Stay Bonus Pool) exceeds [**] then, within thirty (30) days of the third anniversary of the Earnout Commencement Date, Buyer shall pay those Eligible Employees who remain continuously employed by Buyer through the third anniversary of the Earnout Commencement Date, Stay Bonuses in an aggregate amount not to exceed [**] on a pro-rata basis based on the amounts set forth on Schedule 5.3(f) (the “Third Year Stay Bonus Pool”); provided, however, any reductions below the [**] threshold shall only be made on account of Eligible Employee departures. In the event the actual TAP Cash Portion (prior to deducting the amount of the Third Year Stay Bonus Pool) is less than the amount of the Third Year Stay Bonus Pool, then the Sellers shall pay to CBIZ an amount equal to such deficiency.
               (v) CBIZ shall have the right to offset any amounts owed to it pursuant to this Section 5.3(f) or otherwise against amounts that CBIZ or Buyer may owe to any Seller pursuant to this Agreement.
          (g) Staff Stay Bonus. Buyer shall pay to those individuals set forth on Schedule 5.3(g) (the “Eligible Staff Employees”) who remain continuously employed by Buyer through October 31, 2010 retention bonuses in an aggregate amount not to exceed [**] based on the amounts set forth on Schedule 5.3(g) (the “Staff Stay Bonus Pool”); provided, however, any reductions below the [**] threshold shall only be made on account of Eligible Staff Employee departures and such reductions shall become the property of Buyer. Notwithstanding the foregoing, in the event an Eligible Staff Employee is terminated by Buyer for any reason other than (i) for cause, or (ii) for a reason related to their conduct, such Eligible Staff Employee’s share of the Staff Stay Bonus Pool shall be reduced proportionally based on the number of days
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Confidential Treatment
between the Effective Date and the date such Eligible Staff Employee was terminated relative to the number of days between the Effective Date and October 31, 2010.
          (h) Group Compensation. The collective annual base salaries and potential bonus compensation (the “Group Potential Compensation”) payable to the individuals listed on Schedule 5.3(h)(1) as a group (the “GPC Participants”) during the Earnout Period shall be $7,445,000 per year and shall be allocated among the GPC Participants as reasonably determined by the CBIZ MCC Business Unit President in good faith; provided, however, that the CBIZ MCC Business Unit President shall have the ability to reduce (on a pro-rata basis based on percentages set forth on Schedule 5.3(h)(1)) the Group Potential Compensation, provided, such reduction cannot exceed [**] of then-current Group Potential Compensation. Buyer and the CBIZ MCC Business Unit President may mutually agree to add additional persons to the group of persons eligible to receive Group Potential Compensation and the extent to which the Group Potential Compensation may be increased on account thereof. Upon the expiration of the Earnout Period, the Group Potential Compensation amount for the succeeding twelve month period shall be adjusted to the appropriate amount based on the matrix attached hereto as Schedule 5.3(h)(2). Thereafter, the compensation of each GPC Participant shall be determined in accordance with CBIZ’s policies and procedures taking into account all relevant factors, including, without limitation, the financial performance of the individual, the CBIZ MCC Business Unit, Buyer, the ATA division of CBIZ and CBIZ as a whole, the individual’s expertise, reputation and experience, the individual’s combined tenure with Buyer and any Subject Company, the individual’s ultimate share of the Acquisition Consideration, the compensation of director-level employees of similarly situated offices of national certified public accounting firms.
          (i) Locations of Business Unit. Each Owner will conduct his or her business on behalf of Buyer at the office located at such Owner’s office location with a Subject Company immediately prior to the Effective Date, except for normal and reasonable business travel and the provision of services to clients of Buyer in connection with his or her duties as an employee of Buyer. Such Owner’s principal office may be relocated within [**] miles of such Owner’s current office location [**] miles in the case of the Miami, Florida office) (the “Principal Office Area”) at any time, with the prior consent of the CBIZ MCC Business Unit President, which consent shall not be unreasonably withheld, conditioned or delayed.
          (j) Buyer Insurance.
               (i) CBIZ shall provide, without interruption, the same insurance coverage for the CBIZ MCC Business Unit as it does for other Accounting, Tax & Advisory Services business units among the Affiliated Companies of a similar size and business scope to the CBIZ MCC Business Unit and shall include all professional employees of the CBIZ MCC Business Unit under CBIZ’s existing or subsequently obtained professional liability policies for all acts and omissions relating to services provided by professional employees of the CBIZ MCC Business Unit on or after the Effective Date. Schedule 5.3(j) contains a complete and accurate list of all insurance policies and all insurance coverages used by CBIZ and the Buyer in its business, including, without limitation, professional liability insurance either owned by or
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Confidential Treatment
maintained (without interruption) for the benefit of CBIZ and Buyer as of October 31, 2008. The insurance coverage referred to in this Section 5.3(j) is hereinafter referred to as the “Buyer Insurance.” True copies of all such policies have been provided to the Sellers.
               (ii) In the event that (A) the coverage provided by the Buyer Insurance as in effect on October 31, 2008 is materially changed during the Earnout Period, (B) the CBIZ MCC Business Unit makes a claim pursuant to one of the materially changed policies of Buyer Insurance during the Earnout Period, and (C) the aggregate amount of the expense charged to the CBIZ MCC Business Unit relating to the claim (the “Actual Expense”) is greater than the expense would have been if the Buyer Insurance as in effect on October 31, 2008 were in effect at the time the claim was made and coverage for such expense was available under such Buyer Insurance (the “Pro forma Expense”), then (D) the amount of the Pro forma Expense and not the Actual Expense shall be used in the determination of [**] for the twelve-month determination period in which the claim was made, provided that Mahoney Cohen, on behalf of all Sellers, had provided written notice to CBIZ of the application of this Section 5.3(j)(iii) prior to the end of such period.
               (iii) Notwithstanding anything to the contrary herein, CBIZ and Buyer shall not reduce below [**] the amount of the per claim liability coverage under the professional liability policy under which the professional employees of the CBIZ MCC Business Unit are included and shall maintain such coverage in existence, without interruption, in full force and effect.
          (k) Cross Selling Bonus. During the Earnout Period the members of the CBIZ MCC Business Unit shall not be eligible to participate in any cross selling bonus program offered by CBIZ or Buyer. In lieu thereof, Buyer shall pay, subject to legal and regulatory permissibility, to the employees of the CBIZ MCC Business Unit bonuses based on the cross selling activities of the CBIZ MCC Business Unit (“Annual Cross Selling Bonuses”). The aggregate amount, and manner of payment, of each Annual Cross Selling Bonus shall be as follows:
               (i) Within ninety (90) days after the first anniversary of the Effective Date, Buyer shall pay, subject to legal and regulatory permissibility, to the employees of the CBIZ MCC Business Unit Annual Cross Selling Bonuses in an aggregate amount equal to ten percent (10%) of the First Year Cross Selling Revenue (the “First Year Cross Selling Bonus Pool”). The First Year Cross Selling Bonus Pool shall be allocated among the employees of the CBIZ MCC Business Unit as reasonably determined by the CBIZ MCC Business Unit President in good faith. For the purposes of this Section 5.3(k)(i), “First Year Cross Selling Revenue” shall mean the sum of professional fees actually collected by each business unit of Buyer other than the CBIZ MCC Business Unit, or by any other Affiliated Company (a “Non-CBIZ MCC Business Unit”) for services rendered by such Non-CBIZ MCC Business Unit to clients of the CBIZ MCC Business Unit or to other Persons referred to such Non-CBIZ MCC Business Unit by the CBIZ MCC Business Unit during the period commencing on the Effective Date and ending on the earlier of the first anniversary of the Effective Date or the first anniversary of the
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Confidential Treatment
commencement of services being provided to such client by such Non-CBIZ MCC Business Unit.
               (ii) Within ninety (90) days after the second anniversary of the Effective Date, Buyer shall pay, subject to legal and regulatory permissibility, to the employees of the CBIZ MCC Business Unit Annual Cross Selling Bonuses in an aggregate amount equal to ten percent (10%) of the Second Year Cross Selling Revenue (the “Second Year Cross Selling Bonus Pool”). The Second Year Cross Selling Bonus Pool shall be allocated among the employees of the CBIZ MCC Business Unit as reasonably determined by the CBIZ MCC Business Unit President in good faith. For the purposes of this Section 5.3(k)(ii), “Second Year Cross Selling Revenue” shall mean the sum of professional fees actually collected by each Non-CBIZ MCC Business Unit for services rendered to clients of the CBIZ MCC Business Unit by such Non-CBIZ MCC Business Unit during the period commencing on the first anniversary of the Effective Date and ending on the earlier of the second anniversary of the Effective Date or the first anniversary of the commencement of services being provided to such client by such Non-CBIZ MCC Business Unit.
               (iii) Within ninety (90) days after the third anniversary of the Effective Date, Buyer shall pay, subject to legal and regulatory permissibility, to the employees of the CBIZ MCC Business Unit Annual Cross Selling Bonuses in an aggregate amount equal to ten percent (10%) of the Third Year Cross Selling Revenue (the “Third Year Cross Selling Bonus Pool”). The Third Year Cross Selling Bonus Pool shall be allocated among the employees of the CBIZ MCC Business Unit as reasonably determined by the CBIZ MCC Business Unit President in good faith. For the purposes of this Section 5.3(k)(iii), “Third Year Cross Selling Revenue” shall mean the sum of professional fees actually collected by each Non-CBIZ MCC Business Unit for services rendered to clients of the CBIZ MCC Business Unit by such Non-CBIZ MCC Business Unit during the period commencing on the second anniversary of the Effective Date and ending on the earlier of the third anniversary of the Effective Date or the first anniversary of the commencement of services being provided to such client by such Non-CBIZ MCC Business Unit.
          (l) Estate Service Fees. To the extent any Owner is actively performing the duties of an executor, administrator, agent or similar representative of an estate, actively performing the duties of a trustee on behalf of a trust, or actively performing similar fiduciary services (“Trustee Representative”) at any time while such Owner was an employee of any Subject Company or while such Owner is an employee of Buyer or any other Affiliated Company (each, a “Qualified Trustee Client”), such Owner shall be entitled to receive 25% of all fees received by CBIZ or Buyer in connection with providing services to such Qualified Trustee Client for as long as the Owner remains a Trustee Representative of such Qualified Trustee Client. Upon the Owner ceasing to be an employee of Buyer or any other Affiliated Company, (i) such Owner shall remit to Buyer 75% of all fees received by such Owner in connection with providing services to Qualified Trustee Clients, and (ii) such Owner shall be entitled to retain 100% of all fees received by such Owner in connection with providing such services to any trust, estate or similar body who is not a Qualified Trustee Client. For the avoidance of doubt, an Owner shall not, by the mere act of an Owner being named as an executor, administrator, agent
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Confidential Treatment
or similar representative, without actively performing said role with respect to said trust or estate, be deemed a Trustee Representative and such trust or estate shall not be deemed a Qualified Trustee Client, until such time that such Owner commences actively performing said role.
     Section 5.4 Guaranty of Law Firm Documents; Distributions of Holdback Amount.
          (a) Upon the failure of the Law Firm to pay any amount of rent, service fee or other sums due and payable in accordance with the terms of any of the Law Firm Documents (“Law Firm Payables”), the Sellers hereby, jointly and severally, guarantee to CBIZ and Buyer the full, prompt and complete payment of all Law Firm Payables. CBIZ shall have the right to offset any amounts owed to it pursuant to this Section 5.4 against the Holdback Amount or any other amounts that CBIZ or Buyer may owe to any Seller pursuant to this Agreement.
          (b) Simultaneous with the delivery of the Annual Referral Revenue Report relating to the fourth Term Year, CBIZ shall release from the Holdback Amount and pay to the Sellers an amount equal to the amount of Referral Profits collected in the fourth Term Year, to the extent not previously offset against pursuant to Section 5.4(a) above. Such amount and the interest accrued thereon shall be paid in cash via wire transfer of immediately available funds to an account or accounts designated by the Seller Representative.
          (c) Simultaneous with the delivery of the Annual Referral Revenue Report relating to the fifth Term Year, CBIZ shall release from the Holdback Amount and pay to the Sellers an amount equal to the amount of Referral Profits collected in the fifth Term Year, to the extent not previously offset against pursuant to Section 5.4(a) above nor previously distributed to the Sellers pursuant to Section 5.4(b) above. Such amount and the interest accrued thereon shall be paid in cash via wire transfer of immediately available funds to an account or accounts designated by the Seller Representative.
          (d) Simultaneous with the delivery of the Annual Referral Revenue Report relating to the sixth Term Year, CBIZ shall release from the Holdback Amount and pay to the Sellers an amount equal to the amount of Referral Profits collected in the sixth Term Year, to the extent not previously offset against pursuant to Section 5.4(a) above nor previously distributed to the Sellers pursuant to Section 5.4(b) or Section 5.4(c) above. Such amount and the interest accrued thereon shall be paid in cash via wire transfer of immediately available funds to an account or accounts designated by the Seller Representative.
          (e) On or after the date which is six years and six months after the Effective Date, the Holdback Amount less those amounts which were previously distributed to the Sellers pursuant to Section 5.4(b), Section 5.4(c) or Section 5.4(d) below and less those amounts which were offset against pursuant to Section 5.4(a) above, shall become the property of, and be distributed to, the Buyer.
          (f) The terms “Annual Referral Revenue Report,” “Term Year,” “CBIZ MCC Referral Revenue” and “Other Referral Revenue” shall have the meanings ascribed to them in the Referral Agreement. “Referral Profits” in any given Term Year shall equal (i) [**] of all
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Confidential Treatment
CBIZ MCC Referral Revenue collected in such Term Year for the services performed by the CBIZ MCC Business Unit, plus (ii) [**] of Other Referral Revenue collected in such Term Year for the services performed by any Affiliated Company other than Buyer.
     Section 5.5 Waiver of Rights With Respect to Certain Documents. Each Owner hereby waives any rights to and releases MC FOS, Buyer and CBIZ from performing any obligations owed to them, he or she may have as of or arising after the Effective Date, if any, under (i) the MC FOS Governing Documents, and (ii) the Employment Agreements between such Owner and a Subject Company.
Article VI
CONDITIONS
     Section 6.1 Mutual Conditions. The obligations of each of the Parties to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to fulfillment of all of the following conditions:
          (a) No Adverse Proceeding. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Acquisition or the other transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency that would prevent the Acquisition or the other transactions contemplated by this Agreement.
          (b) Governmental Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and any other governmental or other approvals or reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, or policies, or any guidelines promulgated thereunder, shall have been received.
          (c) Consummation of MHM Purchase. The transactions contemplated by the MHM Purchase Agreement shall be consummated simultaneously with the Closing.
     Section 6.2 Conditions to Obligations of the Subject Companies and the Owners. The obligations of the Subject Companies and the Owners to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by the Seller Representative in writing:
          (a) Representations and Warranties. The representations and warranties of CBIZ and Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date; except that (i) representations and warranties made as of a specified date need be true and correct only as of the specified date, and (ii) representations and warranties qualified by concepts of materiality or Material Adverse Effect shall be true and correct in all respects as of the Effective Date and as of the Closing Date.
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Confidential Treatment
          (b) Performance of Agreement. Each of Buyer and CBIZ shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing, including, without limitation, the delivery of the items set forth in Section 2.3 hereof.
          (c) Closing Certificate. Each of Buyer and CBIZ shall have furnished the Sellers with a certificate dated as of the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.
          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change in the assets, liabilities, business, prospects, results of operations or financial condition of CBIZ or Buyer that has or could be reasonably expected to have a Material Adverse Effect, except for transactions expressly contemplated by this Agreement.
          (e) Buyer Insurance. The Buyer Insurance coverage shall be in existence, without interruption, and shall be in full force and effect.
     Section 6.3 Conditions to Obligations of Buyer and CBIZ. The obligations of Buyer and CBIZ to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Buyer and CBIZ in writing:
          (a) Representations and Warranties. The representations and warranties of each Subject Company and each Owner set forth in Article IV of this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date; except that (i) representations and warranties made as of a specified date need be true and correct only as of the specified date, and (ii) representations and warranties qualified by concepts of materiality or Material Adverse Effect shall be true and correct in all respects as of the Effective Date and as of the Closing Date.
          (b) Performance of Agreement. Each Subject Company and each Owner shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Closing, including, without limitation, the delivery of the items set forth in Section 2.2 hereof.
          (c) Closing Certificate. Each Subject Company shall have furnished CBIZ and Buyer with a certificate dated as of the Closing Date signed on its behalf by its President, and each Owner shall have furnished CBIZ and Buyer with a certificate dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied
          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change in the assets, liabilities, business, prospects, results of operations or financial condition of the Subject Companies that has or could be reasonably expected to have a Material Adverse Effect, except for transactions expressly contemplated by this Agreement.
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Confidential Treatment
          (e) Satisfactions. All indebtedness of each of the Subject Companies and all intercompany liabilities of the Subject Companies shall have been satisfied or terminated in full as of the Closing; and the Subject Companies shall have furnished to CBIZ such pay-off letters, lien discharges, releases of guarantees and other releases as are reasonable requested by CBIZ with respect to any such indebtedness or intercompany liabilities.
          (f) Release/Termination of Liens. All liens on the Acquired Assets and on the assets and properties of MC FOS, shall have been released and terminated on or prior to the Closing.
          (g) Consents. The Sellers shall have obtained and delivered to CBIZ and Buyer all consents CBIZ or Buyer deems necessary or desirable in order to consummate the Acquisition and the other transactions contemplated by this Agreement, including, without limitation, all consents required for Buyer to acquire the rights and benefits to the Material Contracts, each in form and substance reasonably acceptable to Buyer and CBIZ.
          (h) FIRPTA Certificate. CBIZ and Buyer shall have received from each Seller a certificate, as described in Treasury Regulation § 1.1445-2, certifying that such Seller is not a foreign person as defined in Section 1445(f)(3) of the Code.
          (i) MHM Affiliation. Each of the Owners shall have subscribed for shares of MHM and shall have become affiliated with MHM. The failure of any Owner to subscribe for such shares or the failure of any Owner to pay the purchase price for such shares shall result in the Sellers and the Owners forfeiting any rights to receive the Post-Closing Payments.
          (j) Dissolution of Related Entities. The Subject Companies and the Owners shall have used their best efforts to dissolve all of the following (collectively, the “Dissolving Entities”): Mahoney Cohen Asset Advisors, LLC, IFTC/MC Agency, LLC, Mahoney Cohen.com, LLC, Mahoney Cohen Consulting Services, LLC and Mahoney Cohen Family Offices Services, LLC (Florida). To the extent that any of the foregoing entities remains in existence after the Effective Date, the Sellers shall cause, at their sole cost and expense, the dissolution of such entities within thirty (30) days of the Effective Date.
          (k) Termination of Employees. All employees of the Subject Companies shall have been terminated immediately prior to the Closing, effective as of the Effective Date.
          (l) Consent and Termination of On-Going Referrals. Sellers shall have delivered written notice to David J. Coyle Insurance Agency, Inc., a Massachusetts corporation, and Mahoney Cohen/Coyle Insurance Brokerage, LLC, a Massachusetts limited liability company, of MC FOS’s unilaterally termination of Sections 13.1.1 and 13.1.4 of that certain Operating Agreement of Mahoney Cohen/Coyle Insurance Brokerage, LLC, dated as of October 3, 2000 (the “Coyle JV Operating Agreement”).
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Confidential Treatment
          (m) Execution and Delivery of the Law Firm Documents. Either (i) the Parties, the Law Firm and Maurice Kassimir, individually, shall have mutually agreed upon the forms of the Law Firm Documents and at the Closing, the Sellers shall have delivered or caused to be delivered to CBIZ and Buyer, the Law Firm Documents, duly executed by the Law Firm and Maurice Kassimir, individually, or (ii) to the extent the Parties cannot so agrees as contemplated by clause (i) above, the Parties, other than Kassimir, shall (A) negotiate in good faith, a new agreement on substantially the same terms hereof, with the exception that the economic terms (such as Acquisition Consideration, Actual EBITDA targets and minimums, the Group Compensation Pool, etc.) shall be equitably adjusted to reflect the absence of the Law Firm, and Kassimir’s involvement in the transactions contemplated by this Agreement, (B) enter into said agreement, and (C) terminate this Agreement.
          (n) Consummation of Sockett Redemption. Mahoney Cohen and Charles J. Sockett shall have performed and observed all of their respective obligations and conditions to be performed or observed by them under the letter agreement regarding “Resignation From Employment” dated as of November 7, 2008, by and between Mahoney Cohen and Charles J. Sockett at or prior to the Closing, which letter agreement shall be in full force and effect and no party shall have made any claim to the contrary.
          (o) Consummation of Johnson Redemption. Mahoney Cohen and Kevin Johnson shall have performed and observed all of their respective obligations and conditions to be performed or observed by them under the letter agreement regarding “Resignation From Employment” dated as of November 19, 2008, by and between Mahoney Cohen and Kevin Johnson at or prior to the Closing, which letter agreement shall be in full force and effect and no party shall have made any claim to the contrary.
          (p) Satisfaction of Certain Obligations. All benefit obligations described on Schedule 4.18(f) and all benefit obligations under the Mahoney Cohen Deferred Compensation arrangements with John Fitzgerald, William Ivers and Karl Neddermeyer shall have been satisfied on or prior to the Closing and there shall be no liability with respect to any such amounts thereafter.
          (q) Adequate Funding Of Defined Benefit Plan. The Defined Benefit Plan shall have been funded by the Selling Entities on or prior to the Closing in such amounts that, to CBIZ’s reasonable satisfaction, will enable the Defined Benefit Plan to be terminated on a standard termination basis within the meaning of Section 4041 of ERISA.
     Section 6.4 Termination.
          (a) This Agreement may be terminated at any time prior to the Closing:
               (i) by mutual consent of CBIZ and the Seller Representative;
               (ii) by either CBIZ or the Seller Representative, if any permanent injunction or other order of a court or other competent governmental authority preventing the
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consummation of the transactions contemplated hereby shall have become final and nonappealable;
               (iii) by CBIZ if any Subject Company or any Owner remains in breach of any representation or warranty contained herein for ten (10) days after the date on which CBIZ or Buyer has notified the Seller Representative in writing of such breach;
               (iv) by the Seller Representative if CBIZ or Buyer remains in breach of any representation or warranty contained herein for ten (10) days after the date on which the Seller Representative has notified CBIZ or Buyer in writing of such breach;
               (v) by CBIZ if any obligation, term or condition to be performed, kept or observed by any Subject Company or any Owner has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement and such failure continues for ten (10) days after the date on which CBIZ has notified the Seller Representative in writing of such failure;
               (vi) by the Seller Representative if any obligation, term or condition to be performed, kept or observed by CBIZ or Buyer has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement and such failure continues for ten (10) days after the date on which the Seller Representative has notified CBIZ or Buyer in writing of such failure;
               (vii) by CBIZ pursuant to the right to terminate described in Section 5.2(l);
               (viii) by either CBIZ or the Seller Representative, if the Closing shall not have occurred on or before December 31, 2008 for any reason other than the issuance of a Request for Additional Information from the U.S. Department of Justice or Federal Trade Commission in connection with the HSR Act filing contemplated herein prior to such date (provided that the right to terminate this Agreement under this Section 6.4(a)(viii) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or
               (ix) by either CBIZ or the Seller Representative, if the Closing shall not have occurred on or before January 31, 2009 for any reason (provided that the right to terminate this Agreement under this Section 6.4(a)(ix) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).
          (b) In the event of the termination of this Agreement pursuant to this Section 6.4, this Agreement, except for the provisions of this Section 6.4, Section 5.2(a)(iv) (regarding return of documents), Section 9.8 (regarding governing law; consent to jurisdiction), Section 9.10 (regarding expenses) and Section 9.11 (regarding public announcements), shall become
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void and have no effect, without any liability on the part of any Party or its respective directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 6.4(b) shall relieve any Party of any liability for a breach of any provision of this Agreement prior to the date of such termination.
Article VII
SECURITIES LAW MATTERS
     The parties agree as follows with respect to the sale or other disposition after the Effective Date of the CBIZ Stock:
     Section 7.1 Disposition of Shares. Each Seller, severally, but not jointly with respect to matters relating to himself, herself or itself, represent and warrant that the CBIZ Stock being acquired by it, him or her hereunder is being acquired and will be acquired for its, his or her own account and will not be sold or otherwise disposed of, except (a) pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), (b) in accordance with Rule 145(d) under the Securities Act, or (c) pursuant to an effective registration statement filed by CBIZ with the Securities and Exchange Commission of the United States (“SEC”) SEC under the Securities Act. To the extent the Sellers comply with the provisions of Rule 145(d) under the Securities Act in effecting the sales of the CBIZ Stock, CBIZ agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for a Seller to sell, transfer and/or dispose of the CBIZ Stock in accordance with Rule 145(d).
     Section 7.2 Legends. The certificates representing the CBIZ Stock shall bear the following legend (or such similar legend used by CBIZ at the Closing):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(D) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
SUCH SHARES ARE SUBJECT TO THE RESTRICTIONS SPECIFIED IN THE LOCK-UP AGREEMENT DATED AS OF                     , 2008 BETWEEN CBIZ, INC. AND THE INITIAL HOLDER OF THE SHARES NAMED THEREIN, A COPY OF WHICH WILL BE FURNISHED WITHOUT CHARGE
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TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.
CBIZ may, unless a registration statement is in effect covering such shares or such shares are otherwise transferable pursuant to an applicable exemption from registration under federal and state securities laws as confirmed by an opinion of counsel in form and substance satisfactory to CBIZ, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.
     Section 7.3 Removal of Legend. Upon any transfer permitted by Section 7.1 above, which transfer does not require the legend in Section 7.2 above, CBIZ agrees to cause the removal of such legend for any certificates of CBIZ Stock so transferred upon its reissuance to the transferee.
     Section 7.4 Examination and Investment Representation. Each of the Sellers, severally, but not jointly with respect to matters relating to himself, herself or itself, represent and warrant to CBIZ that each of them:
          (a) is acquiring the CBIZ Stock for his, her or its own account, for investment purposes only and not with a view to the transfer or resale thereof, except to the extent otherwise expressly permitted by the Securities Act;
          (b) has been advised by counsel of the legal implications and effect of the foregoing Sections 7.1, 7.2 and 7.3 under the Securities Act and of the circumstances under which it, he or she may dispose of its, his or her CBIZ Stock under the Securities Act;
          (c) has received and has been given full opportunity to review all material information relating to CBIZ, the CBIZ Stock and the Acquisition (collectively, the “Investment Documents”), including, without limitation, the CBIZ SEC Documents.
          (d) in making its, his or her decision to invest in the CBIZ Stock, has relied and will rely solely on the information in the Investment Documents, the representations and warranties expressly made by CBIZ to the Sellers in this Agreement and its, his or her own independent investigation;
          (e) has either: (i) a net worth in excess of One Million Dollars ($1,000,000) (including the value of such Owner’s CBIZ Stock) or annual individual income for each of the two most recent years preceding the Closing Date and anticipated income for the current year in excess of Two Hundred Thousand Dollars ($200,000) or joint income with that Owner’s spouse in excess of Three Hundred Thousand Dollars ($300,000) for the same periods, or (ii) either alone or with a purchaser representative, extensive knowledge in financial and business matters and is capable of evaluating the merits and risks of holding the CBIZ Stock and has the ability to bear the economic risks of an investment in the CBIZ Stock;
          (f) prior to signing this Agreement, was given the opportunity to ask detailed questions and receive satisfactory answers concerning (i) the terms and conditions of this
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Confidential Treatment
Agreement pursuant to which CBIZ is offering to sell CBIZ Stock to the Sellers, and (ii) CBIZ, its business and the risks associated with CBIZ and an investment in the CBIZ Stock. All such questions have been answered to the Sellers’ satisfaction, and the Sellers have been supplied with all additional information and documents requested and deemed necessary by a Seller to make an investment decision with respect to the CBIZ Stock being acquired pursuant to this Agreement; and
          (g) prior to signing this Agreement, had the opportunity to consult with its, his or her respective legal counsel, investment advisor and other advisors to the extent desired by a Seller as to such Seller’s investment in the CBIZ Stock.
Article VIII
INDEMNIFICATION
     Section 8.1 Survival of Representations, Warranties and Agreements.
          (a) Subject to the limitations set forth in Sections 8.3, 8.5, 8.6 and 8.7 below and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Buyer or CBIZ, all representations, warranties, covenants and agreements of any Subject Company, any Owner, Buyer or CBIZ in this Agreement and in any other documents executed or delivered by any Subject Company, any Owner, Buyer or CBIZ pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, any exhibits or schedules hereto and other documents referred to herein (the “Additional Documents”) shall survive the execution, delivery and performance of this Agreement and the Additional Documents for a period of eighteen (18) months from the Effective Date; provided, however, that the representations and warranties set forth in Sections 3.1, 3.2, 4.1, 4.2, 4.4, 4.5, 4.10. 4.15, and 4.18 shall survive until ninety (90) days after the expiration of the applicable statute of limitations. This Section 8.1 shall not limit any covenant or agreement of the Parties hereto, which by its terms contemplates performance taking place more than eighteen (18) months from the Effective Date or after the termination of this Agreement.
          (b) As used in this Article VIII, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the schedule relating to such Section.
     Section 8.2 Indemnification.
          (a) Subject to the limitations and other provisions set forth hereinbelow and in Sections 8.3, 8.5, 8.6 and 8.7 below, each Seller, jointly and severally, hereby agree to hold harmless and indemnify CBIZ, Buyer, MHM and their respective directors, officers, partners, shareholders, members, managers, employees, agents, representatives, successors and assigns (hereinafter individually referred to as a “CBIZ Indemnified Party”), from and against any and all losses, liabilities, damages, demands, claims, suits, actions, causes of action, judgments,
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assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys’ fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, “Damages”), asserted against, resulting to, imposed upon, or incurred or suffered by any CBIZ Indemnified Party, directly or indirectly, as a result of, arising from, or relating directly or indirectly to:
               (i) any inaccuracy in or any breach or nonfulfillment of any of the representations or warranties made by any Seller in this Agreement or the Additional Documents (hereinafter, a “Seller Misrepresentation”);
               (ii) any breach or nonfulfillment of any of the covenants or agreements made by any Seller in this Agreement or the Additional Documents;
               (iii) any claims of any current or former manager, member, shareholder, officer, director or employee of any Subject Company against any Subject Company or any affiliate of any Subject Company that are based upon, related to, or arises out of any agreements, transactions, acts, or omissions occurring at or prior to the Closing;
               (iv) the failure of any Subject Company and/or any Owner to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement;
               (v) the failure of any Subject Company to obtain the consent of a party whose consent is required for the assignment of any Acquired Assets or the transfer of any assets or properties of MC FOS;
               (vi) any failure by any Subject Company or any Owner to pay, perform and discharge any liability or obligation of any nature of any Subject Company or any Owner, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown (“Liabilities”), whether arising out of occurrences prior to, at or, other than with respect to MC FOS, after the Effective Date, that are not Assumed Liabilities, including, without limitation, any Liabilities relating to the Pending Litigation, or to any claims similar in subject matter to the claims presented or at issue in the Pending Litigation;
               (vii) any Liabilities of MC FOS arising out of occurrences after the Effective Date, other than the MC FOS Assumed Liabilities (“MC FOS Assumed Liabilities” shall mean all of the liabilities and obligations of MC FOS arising out of those matters listed on Schedule 8.3(a)(vii) hereto, but only to the extent such liabilities and obligations arise or are first required to be performed after the Effective Date);
               (viii) any Liabilities of any Subject Company or any Owner pursuant to any contract or agreement entered into by any Subject Company or any Owner prior to the Closing Date and constituting part of the Assumed Liabilities or the MC FOS Assumed Liabilities, to the extent such Liabilities resulted from duties or obligations to be performed prior to the Effective Date;
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Confidential Treatment
               (ix) any Liabilities of any Subject Company or any Owner under any Employee Plan or Benefit Arrangement, whether arising before, on or after the Closing Date;
               (x) any Liabilities of any Subject Company described on Schedule 4.18(f), whether arising before, on or after the Closing Date;
               (xi) the allocation of the Acquisition Consideration, and distributions thereof, among the Sellers;
               (xii) the failure to timely perform the filing and reporting obligations as required by Section 6043A of the Code or this Agreement;
               (xiii) any impairment of independence of any Subject Company with respect to any Person to whom any Subject Company has provided attest services prior to the Effective Date;
               (xiv) any costs or expenses incurred by Buyer or CBIZ in connection with the closing of the former offices of the Subject Companies located in Houston, Texas and Boca Raton, Florida, including, without limitation, any severance payments paid to any employees of such offices; or
               (xv) the conduct of the Business prior to the Closing;
(collectively, “CBIZ Indemnifiable Claims”). To the extent that a CBIZ Indemnifiable Claim may be brought on the basis of a Seller Misrepresentation and on any other basis, then such CBIZ Indemnifiable Claim shall be brought on such basis as elected by the CBIZ Indemnified Party. Each CBIZ Indemnified Party shall have the right to offset any amounts owed to it as a result of indemnity or otherwise against amounts that any CBIZ Indemnified Party may owe to any Seller pursuant to this Agreement or otherwise. Notwithstanding any provision of this Agreement to the contrary, each individual Owner shall not be liable for CBIZ Indemnifiable Claims involving (A) a Seller Misrepresentation under Sections 4.33, 7.1 and 7.2, except to the extent such Seller Misrepresentation was made by such Owner, or (y) involving a breach or nonfulfillment of any of the covenants or agreements contained in Section 5.2, except to the extent such breach or nonfulfillment was made by such Owner or any Seller.
          (b) Subject to the limitations set forth in Section 8.3 and Section 8.5 below, Buyer and CBIZ, jointly and severally, hereby agree to hold harmless and indemnify each Seller and their respective managers, members, shareholders, officers, directors, employees, agents, representatives, heirs, executors, administrators, successors and assigns (hereinafter individually referred to as a “Seller Indemnified Party”) from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any Seller Indemnified Party, directly or indirectly, as a result of, arising from, or relating, directly or indirectly, to any third-party litigation relating to:
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Confidential Treatment
               (i) any inaccuracy in or breach or nonfulfillment of the representations or warranties made by Buyer and CBIZ in this Agreement or the Additional Documents (a “CBIZ Misrepresentation”);
               (ii) any breach or nonfulfillment of any of the covenants or agreements made by Buyer and CBIZ in this Agreement or the Additional Documents;
               (iii) the Assumed Liabilities and the MC FOS Assumed Liabilities; or
               (iv) the conduct of the Business by Buyer and its successors and assigns from and after the Closing;
(collectively, “Seller Indemnifiable Claims”).
          (c) As used herein, the term “Indemnified Party” shall mean a CBIZ Indemnified Party when applied to Section 8.2(a) hereof and shall mean a Seller Indemnified Party when applied to Section 8.2(b) hereof; the term “Indemnifiable Claims” shall mean CBIZ Indemnifiable Claims when applied to Section 8.2(a) hereof and Seller Indemnifiable Claims when applied to Section 8.2(b) hereof; and the term “Misrepresentations” shall mean Seller Misrepresentations when applied to Section 8.2(a) hereof and CBIZ Misrepresentations when applied to Section 8.2(b) hereof.
          (d) For purposes of this Article VIII, all Damages shall be increased to account for any federal, state or local income taxes payable upon the receipt thereof such that the net, after-tax amount received by the Indemnified Party is equal to the amount of Damages suffered by such Party.
          (e) CBIZ shall be deemed to have suffered Damages with respect to an Indemnifiable Claim, if the same shall be suffered by any parent, subsidiary or affiliate of CBIZ, including, without limitation, Buyer and MC FOS after the Closing.
          (f) The indemnities under this Article VIII are intended solely for the benefit of the respective Indemnified Parties, and are in no way intended to, nor shall they, constitute an agreement for the benefit of, or be enforceable by, any other Person.
     Section 8.3 Limitations on Indemnification. The rights of an Indemnified Party to indemnification under this Article VIII are subject to the following limitations:
          (a) An Indemnified Party shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a Misrepresentation, other than an intentional or fraudulent Misrepresentation or a Misrepresentation arising under Sections 4.2, 4.10, 4.15, 4.21 and 4.28 (the “Core Representations”) (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims), unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims when added to the Indemnified Claims under the MHM Purchase Agreement exceeds $250,000 (the “Threshold Amount”), in which event such Indemnified Party shall be entitled to indemnification hereunder for Damages
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Confidential Treatment
with respect to the first dollar of such Damages and not just the amount that exceeds the Threshold Amount. Notwithstanding the foregoing, this provision shall not apply to Misrepresentations arising under representations and warranties which are qualified by references to materiality, in all material respects or by matters having or not having a Material Adverse Effect.
          (b) Notwithstanding anything contained in this Agreement to the contrary, (i) the maximum aggregate liability of the Sellers, subject to subsection (ii) below, for claims for indemnification arising out of any and all Seller Misrepresentations, including the Seller Misrepresentations as defined in the MHM Purchase Agreement (other than intentional or fraudulent Seller Misrepresentations or any Misrepresentation under any of the Core Representations for which this provision shall not apply) shall not exceed $25,000,000 (the “Cap”), (ii) the maximum aggregate liability of the Sellers for claims for indemnification arising out of any and all Seller Misrepresentations arising under Section 4.28 (other than intentional or fraudulent Seller Misrepresentations for which this provision shall not apply) shall not exceed $10,000,000; and (iii) the maximum aggregate liability of Buyer, CBIZ and the other Affiliated Companies for claims for indemnification arising out of any and all CBIZ Misrepresentations (other than intentional or fraudulent CBIZ Misrepresentations or a Misrepresentation under Section 3.2 for which this provision shall not apply) shall not exceed the Cap.
          (c) Notwithstanding anything contained in this Agreement to the contrary, a CBIZ Indemnified Party shall not be entitled to indemnification hereunder with respect to a CBIZ Indemnifiable Claim arising out of any inaccuracy in or any breach or nonfulfillment of any of the representations or warranties set forth in Section 4.20 unless Buyer has not received aggregate Cash Collections of at least the amount of the Cash Collections Threshold by the date the Second Anniversary Payment is due to be paid.
          (d) The obligation of indemnity relating to any Misrepresentation shall terminate eighteen (18) months following the Effective Date (other than obligations of indemnity for Indemnifiable Claims for which notice has been given prior to such termination); provided, however, that the obligation of indemnity for any Misrepresentations under Sections 3.1, 3.2, 4.1, 4.2, 4.4, 4.5, 4.10, 4.15, and 4.18 shall survive until ninety (90) days after the expiration of the applicable statute of limitations; provided, further that the obligation of indemnity relating to a any basis other than a Misrepresentation shall survive indefinitely.
     Section 8.4 Procedure for Indemnification with Respect to Third-Party Claims.
          (a) If an Indemnified Party determines to seek indemnification under this Article VIII with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the other party (the “Other Party”) within forty-five (45) days of such Indemnified Party becoming aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to such Indemnified Party. If any such liability is asserted against an Indemnified Party and such Indemnified Party notifies the Other Party of such liability, the Other Party shall be entitled, if it so elects by written notice delivered to such Indemnified Party within fifteen (15)
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days after receiving such Indemnified Party’s notice (the “Response Period”), to assume the defense of such asserted liability with counsel satisfactory to such Indemnified Party; provided, however, that if the Other Party assumes such defense, the Other Party shall be deemed to have accepted such claim as a valid Indemnifiable Claim. Notwithstanding the foregoing: (i) such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be payable by such Indemnified Party; (ii) such Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of such Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Other Party is materially prejudiced by such failure. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession that is material to any such assertion.
          (b) In the event that the Other Party fails to assume the defense of an Indemnified Party against any such Indemnifiable Claim within the Response Period, such Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim on behalf, for the account, and at the risk of the Other Party.
          (c) Notwithstanding anything in this Section 8.4 to the contrary, the Other Party will not be entitled to assume control of the defense of an Indemnifiable Claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:
               (i) the Indemnified Party reasonably believes that an adverse determination of such proceeding could be detrimental to or injure the Indemnified Party’s reputation or future business prospects;
               (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest that, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Other Party in such proceeding; or
               (iii) a court of competent jurisdiction rules that the Other Party has failed or is failing to prosecute or defend vigorously such claim.
          (d) The Other Party shall not, without such Indemnified Party’s prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent includes, as an unconditional term, the giving by the claimant or the plaintiff to such Indemnified Party (and its subsidiaries and affiliates) a release from all liability in respect of such Indemnifiable Claim.
     Section 8.5 Termination of MC FOS Warranties. Notwithstanding any provisions of this Agreement to the contrary: (a) all representations and warranties made by MC FOS in this Agreement or the Additional Documents shall terminate as to MC FOS (but only as to MC FOS,
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Confidential Treatment
and not as to any Seller) as of the Closing; and (b) after the Closing, MC FOS shall not have any obligation or liability to any Seller as a direct or indirect result of any misrepresentation or other occurrence or circumstance for which any Seller has or may have liability to Buyer or CBIZ under this Agreement.
     Section 8.6 Tax Benefits. If a CBIZ Indemnified Party receives or is entitled to receive a Tax Benefit (as defined below), with respect to any CBIZ Indemnified Claim for which any Seller is obligated to make a payment to a CBIZ Indemnified Party pursuant to this Article VIII, the amount of such payment shall be reduced by the amount of such Tax Benefit. “Tax Benefit” means the net decrease realized or to be realized in a CBIZ Indemnified Party’s liability for taxes (including, without limitation, any increases in tax refunds and credits) as a result of the CBIZ Indemnified Claim to which the payment relates including related expenses.
     Section 8.7 Tax Effect of Indemnification Payments. The Parties agree that, to the extent allowed by law, all amounts paid by any Seller to a CBIZ Indemnified Party with respect to CBIZ Indemnified Claims pursuant to Article VIII shall be treated as an adjustment to the Acquisition Consideration.
Article IX
MISCELLANEOUS
     Section 9.1 Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by certified mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:
          (a) If to Buyer or CBIZ:
CBIZ, Inc.
6050 Oak Tree Blvd., South #500
Cleveland, Ohio 44131
Phone: (216) 447-9000; Fax: (216) 447-9007
Attn: Brian T. Carey
With a copy to:
Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114-3485
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Confidential Treatment
Phone: (216) 621-0200; Fax: (216) 696-074
Attn: Ronald A. Stepanovic, Esq.
          (b) If to any Owner or any Subject Company:
Mahoney Cohen & Company, CPA, P.C.
1065 Avenue of the Americas
New York, New York 10018
Phone: (                     )                      -                     ; Fax: (                     )                     -
Attention: Mark D. Garten
With a copy to:
Greenberg Traurig LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Phone: (212) 801-9200; Fax: (212) 801-6400
Attention: Leslie D. Corwin, Esq.
Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties notice of such change.
     Section 9.2 Non-Waiver. No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, the first Party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party’s right to demand strict compliance with all provisions of this Agreement.
     Section 9.3 Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.
     Section 9.4 Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.
     Section 9.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement. The signatures to this Agreement need not all be on a single copy of this Agreement, and may be facsimiles or other electronic scans rather than originals, and shall be fully as effective as though all signatures were originals on the same copy.
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     Section 9.6 Entire Agreement. This Agreement and the Additional Documents, all of which are hereby incorporated by reference, constitute the entire agreement, and supersede all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof.
     Section 9.7 No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person, other than the Parties and the other Indemnified Parties, any rights, remedies or other benefits under or by reason of this Agreement.
     Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law. Buyer, CBIZ, the Subject Companies and the Owners hereby irrevocably submit to the exclusive jurisdiction of the courts in the State of Ohio (state or federal), with venue in Cuyahoga County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding may only be heard and determined in such courts. Buyer, CBIZ, the Subject Companies and the Owners hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may have to the venue of any such dispute brought in such court, any defense of inconvenient forum for the maintenance of such dispute or any defense of lack of personal jurisdiction. Buyer, CBIZ, the Subject Companies and the Owners hereby consent to process being served by them in any suit, action or proceeding by delivering it in the manner specified by the provisions of Section 9.1 of this Agreement. All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to the Party from time to time, whether under this Agreement or otherwise.
     Section 9.9 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties. Notwithstanding the foregoing, Buyer and CBIZ shall have the right to assign any of their respective rights, interests or obligations under this Agreement, in whole or in part, to any company affiliated with Buyer or CBIZ, as the case may be.
     Section 9.10 Expenses. Whether or not the Acquisition is consummated, except as otherwise specifically provided in this Agreement:
     (a) Buyer and CBIZ shall pay their costs and expenses associated with this Agreement, the Acquisition and the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its legal counsel, certified public accountants, and other financial advisors.
     (b) The Sellers shall pay (i) their own costs and expenses associated with this Agreement, the Acquisition, and the other transactions contemplated by this Agreement,
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including, without limitation, the fees and expenses of their legal counsel, accountants, and other financial advisors, and (ii) all such costs and expenses incurred by MC FOS in connection with this Agreement (the “Expenses”). None of the Expenses shall be part of the Assumed Liabilities nor result in any charge against or reduction of the Acquired Assets.
          (c) Notwithstanding the foregoing, the filing fee in connection with the HSR Act filing shall be shared equally by CBIZ and Buyer, on the one hand, and the Sellers, on the other hand.
     Section 9.11 Public Announcements. Without the prior written consent of each of the Parties, the transactions contemplated hereby shall not be publicly announced until the earlier or (x) such time as the transactions are disclosed by the Federal Trade Commission in the Federal Register, (y) such time as CBIZ is required, under federal or state securities laws, to so disclose such transactions, or (z) such time as a Party is so required pursuant to applicable federal or state laws or applicable governmental order or regulation.
     Section 9.12 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court’s determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.
     Section 9.13 Knowledge. Whenever a representation or warranty is made herein as being to the “knowledge of” or “best knowledge of” a Party, it is understood that such Party has made or caused to be made (and the results thereof reported to such Party) an investigation that provides such Party with a reasonable basis upon which to determine the accuracy of such representation or warranty by personnel or representatives competent to determine the accuracy thereof.
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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CBIZ, INC.

By:

Name:

Title:

CBIZ ACCOUNTING, TAX & ADVISORY OF NEW YORK, LLC

By:

Name:

Title:

MAHONEY COHEN & COMPANY, CPA, P.C.

By:

Name:

Title:

MAHONEY COHEN CONSULTING CORP.

By:

Name:

Title:

MAHONEY COHEN FAMILY OFFICE SERVICES LLC

By:

Name:

Title:

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037707, 000104, 102406024, Project Giants Purchase Agreement
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